UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Infinity Pharmaceuticals, Inc.

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April 24, 2019

Dear Stockholder:

You are cordially invited to attend our 2019 annual meeting of stockholders to be held at 8:30 a.m. local time on Thursday, June 13, 2019, at Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139.

The Notice of 2019 Annual Meeting and Proxy Statement that accompany this letter describe the items to be voted on at the annual meeting. We hope you will be able to attend and participate in the meeting. Whether or not you plan to attend, please review the accompanying materials carefully and take the time to cast your vote – it is important that your shares be represented and voted at the meeting.

On behalf of your board of directors and our community of citizen-owners, we would like to thank you for your continued support of, and interest in, Infinity.

Yours sincerely,

Adelene Q. Perkins

Chair of the Board and Chief Executive Officer

INFINITY PHARMACEUTICALS, INC.

784 Memorial Drive

Cambridge, Massachusetts 02139

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2019

To Our Stockholders:

We invite you to our 2019 annual meeting of stockholders, which will be held at Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139, on Thursday, June 13, 2019 at 8:30 a.m., local time. At the meeting, stockholders will consider and vote upon the following matters:

1.	the election of seven directors to serve for a one-year term expiring at the 2020 annual meeting of stockholders;

2.	an advisory vote on the approval of the compensation of our named executive officers;

3.	approval of the 2019 Equity Incentive Plan and the reservation of 5,800,000 shares of common stock for issuance thereunder;

4.	approval of the amendment of our 2013 Employee Stock Purchase Plan to reserve an additional 200,000 shares for future issuance thereunder;

5.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

6.	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of April 15, 2019 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof. Our stock transfer books will remain open for the purchase and sale of our common stock.

If you are a stockholder of record, you may submit your proxy (1) over the Internet at www.proxyvote.com, (2) by telephone at 1-800-690-6903, or (3) by mail, or you may vote in person at the meeting. For specific instructions, please refer to the second page of the accompanying proxy statement and the instructions on the proxy card relating to the annual meeting. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. EDT on June 12, 2019.

If you are a stockholder whose shares are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide you a vote instruction form with this proxy statement, which you may use to direct how your shares will be voted. You must instruct your broker how to vote with respect to the election of directors (Proposal 1), the compensation of our named executive officers (Proposal 2), the approval of our 2019 Equity Incentive Plan (Proposal 3), and the amendment to our 2013 Employee Stock Purchase Plan (Proposal 4) because your broker cannot exercise its discretion to vote on these proposals on your behalf. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

We hope that you will attend the annual meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or to complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated. Stockholders who attend the meeting may vote their stock personally, even if they have previously submitted their proxies.

By Order of the Board of Directors,

Seth A. Tasker
Vice President, General Counsel, and Secretary

Cambridge, Massachusetts

April 24, 2019

INFINITY PHARMACEUTICALS, INC.

784 Memorial Drive

Cambridge, Massachusetts 02139

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2019

This proxy statement contains information about our 2019 annual meeting of stockholders. The meeting will be held on Thursday, June 13, 2019, beginning at 8:30 a.m. local time, at Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139. You may obtain directions to the location of the annual meeting by contacting our investor relations department at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: (617) 453-1198; e-mail: irpr_info@infi.com.

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our board of directors. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary, Seth A. Tasker, written notice to that effect. He may be contacted at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: (617) 453-1312; e-mail: seth.tasker@infi.com.

These proxy materials, together with our annual report to stockholders for our 2018 fiscal year, are first being mailed to stockholders on or about April 24, 2019.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 13, 2019 at 8:30 AM

at Infinity Pharmaceuticals, Inc.,

784 Memorial Drive, Cambridge, Massachusetts 02139:

This proxy statement and our annual report to stockholders for the 2018 fiscal year are available for viewing, printing and downloading at www.infi.com/proxy.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. What is the purpose of the annual meeting?	A. At the annual meeting, stockholders will consider and vote on the following matters:

1.  the election of seven directors to serve for a one-year term expiring at the 2020 annual meeting of stockholders;

2.  an advisory vote on the approval of the compensation of our named executive officers;

3.  approval of the 2019 Equity Incentive Plan and the reservation of 5,800,000 shares of common stock for issuance thereunder;

4.  the amendment of our 2013 Employee Stock Purchase Plan to reserve an additional 200,000 shares for future issuance thereunder;

5.  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

6.  the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Q. Who can vote?	A. To be able to vote, you must have been a stockholder of record at the close of business on April 15, 2019. This date is the record date for the annual meeting.

Stockholders of record at the close of business on April 15, 2019 are entitled to vote on each proposal at the annual meeting. The number of outstanding shares entitled to vote on each proposal at the meeting is 56,925,528 shares of our common stock.

Q. How many votes do I have?	A. Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Q. Is my vote important?

A. Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

Q. How do I vote?	A. If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of four ways:

1.  You may vote over the Internet. If you have Internet access, you may vote your shares at www.proxyvote.com by following the instructions on that site or on the “Vote by Internet” instructions on the enclosed proxy card.

2.  You may vote by telephone. You may vote your shares by calling 1-800-690-6903 and following the instructions provided or following the “Vote by Phone” instructions on the enclosed proxy card.

3.  You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it from the United States. The shares you own will be voted according to your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors.

4.  You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting.

Our board of directors recommends that you vote “FOR” each of the nominees for director and “FOR” Proposals 2, 3, 4 and 5.

Q. Can I change my vote after I have mailed my proxy card or after I have voted my shares over the Internet or by telephone?

A. Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting. To do so you must do one of the following:

1.  Sign another proxy card with a later date;

2.  Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy; or

3.  Vote in person at the meeting.

Your attendance at the meeting alone will not change your vote or revoke your proxy.

Q. Can I vote if my shares are held by a bank or brokerage firm in “street name”?

A. If the shares you own are held in the name of a bank or brokerage firm, also known as “street name,” that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank or brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

     If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 5) is such a “discretionary” item. However, your bank or brokerage firm will not be allowed to vote your shares with respect to certain “non-discretionary” items. The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the approval of our 2019 Equity Incentive Plan (Proposal 3), and the amendment to our 2013 Employee Stock Purchase Plan (Proposal 4) are such “non-discretionary” items. If you do not instruct your bank or brokerage firm how to vote with respect to these “non-discretionary” items, your bank or brokerage firm will not vote with respect to those proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

     If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 15, 2019) in order to attend the annual meeting. To be able to vote your shares held in street name at the meeting, you will also need to obtain a proxy card from your bank or brokerage firm.

Q. How do I vote my 401(k) shares?

A. If you participate in the Infinity Pharmaceuticals Stock Fund through our company’s 401(k) Plan and Trust, or 401(k) Plan, your proxy will also serve as a voting instruction for Principal Trust Company, or Principal, which serves as trustee of the 401(k) Plan, with respect to shares of our common stock held in your 401(k) Plan account, or 401(k) Plan shares, as of the record date. You should sign the proxy card and return it in the enclosed envelope to Broadridge Financial Solutions, Inc., or you may submit your proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. Broadridge will notify Principal of the manner in which you have directed your 401(k) Plan shares to be voted. Principal will vote your 401(k) Plan shares as of the record date in the manner that you direct. If Broadridge does not receive your voting instructions from you by 11:59 p.m. eastern daylight time on June 10, 2019, Principal will vote your 401(k) plan shares in the same proportion as those 401(k) shares for which Principal has received proper direction for such matter.

Q.Whatconstitutes a quorum?

A. In order for business to be conducted at the meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the meeting, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on April 15, 2019, the record date, or at least 28,462,765 shares.

Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Q. What vote is required for each item, and how will votes be counted?

A. Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, over the Internet or by telephone, or on a ballot voted in person at the meeting.

    Election of directors. Under our bylaws, a nominee will be elected to our board of directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes do not count as votes “for” or “against” and therefore have no effect on the outcome of the voting. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote with respect to this proposal. If an uncontested incumbent director nominee receives a majority of votes “against” his election, the director must tender a resignation from our board. Our board of directors, acting through the Nominating and Corporate Governance Committee, will then decide whether to accept the resignation or other action should be taken. We will publicly disclose our board’s decision and its reasoning with regard to the tendered resignation.

    Advisory Vote on the Compensation of our Named Executive Officers. The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority in voting power of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this item, your bank or brokerage firm will not vote with respect to this proposal. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” on this item, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

    Approval of our 2019 Equity Incentive Plan. The affirmative vote of the holders of a majority in voting power of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal, is needed to approve the 2019 Equity Incentive Plan and reserve 5,800,000 shares of our common stock for issuance under the plan. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote with respect to this proposal. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” on this item, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

    Approval of Amendment to our 2013 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority in voting power of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal, is needed to approve the amendment to the 2013 Employee Stock Purchase Plan and reserve 200,000 additional shares of our common stock for future issuance under the plan. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote with respect to this proposal. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” on this item, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

    Ratification of the appointment of our independent registered public accounting firm. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of the holders of a majority in voting power of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not provide instructions, the bank or brokerage firm may vote your shares or leave them unvoted resulting in a broker non-vote. These broker non-votes will have no effect on the outcome of the voting. If you vote to “abstain” from voting, your shares will not be voted “for” or “against” the proposal, which has the same effect as a vote against the proposal.

Q. Who will count the votes?	A. The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.

Q. Will my vote be kept confidential?

A. Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the board of directors. The inspector of election will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

Q. How does the board of directors recommend that I vote on the proposals?

A. Our board of directors recommends that you vote:

FOR the election of each of the seven nominees to serve on our board of directors, each for a one-year term;

FOR the approval of the compensation of our named executive officers;

FOR the approval of our 2019 Equity Incentive Plan and the reservation of 5,800,000 shares of our common stock for issuance under that plan;

FOR the approval of the amendment to our 2013 Employee Stock Purchase Plan and the reservation of an additional 200,000 shares of our common stock for future issuance under that plan; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q. Will any other matters be voted on at this meeting?

A. We do not know of any other matters that may come before the meeting. If any other matters are properly presented at the meeting, the persons named on the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment on those matters. Our bylaws establish the process for a stockholder to bring a matter before a meeting. See the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2020 annual meeting?” below.

Q. Where can I find the voting results?	A. We expect to report the voting results in a Form 8-K filed with the U.S. Securities and Exchange Commission, or SEC, within four business days of the date of our annual meeting.

Q. How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2020 annual meeting?

A. In accordance with the rules of the SEC, if you are interested in submitting a proposal to be included in the proxy statement for our 2020 annual meeting of stockholders, we must receive your proposal, addressed to Seth A. Tasker, Vice President, General Counsel and Secretary, Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139, no later than December 26, 2019.

     In addition, our bylaws require that we be given advance written notice for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. We must receive such proposals not later than the close of business on March 15, 2020, nor earlier than the close of business on February 14, 2020. If the date of our 2020 annual meeting of stockholders is before May 14, 2020 or after August 22, 2020, we must receive such proposals not earlier than the close of business on the 120th day prior to the 2020 annual meeting of stockholders nor later than the 10th day following the date of the first public announcement of such meeting. To submit a proposal, a stockholder must send a notice containing the supporting information set forth in our bylaws to Mr. Tasker at the address provided above.

Q. Who will bear the costs of soliciting these proxies?

A. We will bear the costs of solicitation of proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse brokers, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Q. How can I obtain an Annual Report on Form 10-K?

A. Our annual report on Form 10-K for the fiscal year ended December 31, 2018 is available on our website at www.infi.com. If you would like a copy of our annual report on Form 10-K, including the financial statements, or any of its exhibits, we will send you one without charge. Please contact Jayne Kauffman, Senior Executive Coordinator, at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: (617) 453-1198; e-mail: irpr_info@infi.com.

Q. Whom should I contact if I have any questions?

A. If you have any questions about the annual meeting or your ownership of our common stock, please contact our investor relations department at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: (617) 453-1198; e-mail: irpr_info@infi.com.

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call our investor relations department at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: (617) 453-1336; e-mail: irpr_info@infi.com. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common stock as of April 10, 2019 by:

•	stockholders we know to beneficially own more than 5% of our outstanding common stock;

•	each of our current directors and nominees for director named in this proxy statement;

•	each of our executive officers named in the Summary Compensation Table included in this proxy statement; and

•	all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Owned	+	Common Stock Underlying Options, Warrants and Other Rights Acquirable Within 60 Days (2)	=	Total Beneficial Ownership (#)	Percentage of Common Stock Beneficially Owned (%) (3)
5% Stockholders
Biotechnology Value Fund, L.P.(4)	16,371,704		—		16,371,704	28.76%

Directors
Adelene Q. Perkins(5)	633,317		2,878,969		3,512,286	5.87%
David Beier, J.D.	5,714		20,000		25,714	*
Jeffrey Berkowitz, J.D.	58,988		145,000		203,988	*
Anthony B. Evnin, Ph.D.	130,013		148,500		278,513	*
Michael Kauffman, M.D., Ph.D.	—		60,000		60,000	*
Norman C. Selby	10,000		223,000		233,000	*
Michael C. Venuti, Ph.D.	50,000		207,750		257,750	*

Other Named Executive Officers
Lawrence E. Bloch, M.D., J.D. (6)	653,246		1,284,688		1,937,934	3.33%
Samuel Agresta, M.D., M.P.H.	—		6,520		6,520	*
All directors and executive officers as a group (11 persons)	1,605,115		6,025,288		7,630,403	12.12%

*	Represents holdings of less than 1%.
(1)	Unless otherwise indicated, the address for each person is to the care of Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139.
(2)

The number of shares of our common stock owned by each person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire by June 9, 2019, through the exercise of any stock option, warrant or other right.

(3)

Percentage of beneficial ownership is based on 56,925,528 shares of our common stock outstanding as of April 10, 2019. In addition, shares of common stock subject to options or other rights currently exercisable, or exercisable within 60 days of April 10, 2019, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group.

(4)

For information regarding Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS”), BVF Partners L.P. (“Partners”), BVF Inc. and Mark N. Lampert (collectively, the “Reporting Persons”), we have relied on the Form 4 filed December 17, 2018 jointly by the Reporting Persons indicating that each is a member of a Section 13(d) group that collectively owns more than 10% of our outstanding shares of common stock. Each of the Reporting Persons disclaims beneficial ownership of the shares of our common stock reported in the Form 4 except to the extent of his or its pecuniary interest therein. BVF directly owns 8,485,575 shares of our common stock, BVF2 directly owns 6,631,136 shares of our common stock, and Trading Fund OS directly owns 1,254,993 shares of our common stock. Partners, BVF Inc., and Mr. Lampert may be deemed to beneficially own the shares of our common stock owned directly by BVF, BVF2, and Trading Fund OS, or 16,371,704 shares in total, and Partners OS also may be deemed to beneficially own the shares of our common stock owned directly by Trading Fund OS. The address of the principal business office of Partners, BVF Inc., Mr. Lampert, BVF, and BVFII is 1

Sansome Street, 30th Floor, San Francisco, CA 94104. The address of the principal business office of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(5)

Includes approximately 16,447 shares of common stock held in Ms. Perkins’ 401(k) Plan account and 7,309 shares of common stock purchased under the Company’s 2013 Employee Stock Purchase Plan, as amended.

(6)

Includes approximately 12,495 shares of common stock held in Dr. Bloch’s 401(k) Plan account and 14,618 shares of common stock purchased under the Company’s 2013 Employee Stock Purchase Plan, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or Exchange Act, requires our directors, officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during the year ended December 31, 2018, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL 1—ELECTION OF DIRECTORS

All of our directors stand for election annually. Unless you indicate otherwise on your proxy, the persons named in the accompanying proxy will vote to elect Messrs. Beier, Berkowitz, and Selby; Drs. Evnin, Kauffman, and Venuti; and Ms. Perkins as directors to serve until our 2020 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of the nominees is currently a member of our board of directors, and each has indicated his or her willingness to serve if elected. If any nominee should be unable to serve, however, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the board of directors. Assuming all nominees are elected, our board of directors will consist of seven members immediately following our 2019 annual meeting. In accordance with our bylaws, any vacancy on our board of directors can be filled by the majority vote of the members of our board of directors.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee for director. The information presented includes information each nominee has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that each of our director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each of the nominees for director appears above under the heading “Stock Ownership of Certain Beneficial Owners and Management.” There are no family relationships between or among any of our officers, directors or nominees for director.

All registered trademarks used in the biographical information below are the property of their respective owners.

David Beier, J.D., age 70, has served as a member of our board of directors since April 1, 2018. Mr. Beier has served as a Managing Director of Bay City Capital, a life sciences investment firm, since February 2013. Further, he was on the senior management teams of Amgen Inc. from December 2003 to January 2013, where he most recently held the position of senior vice president, global policy, and Genentech, Inc., a member of the Roche Group, from April 1989 to April 1998, where he most recently held the position of vice president, government affairs. Mr. Beier served in the White House from April 1998 to January 2001 as the Chief Domestic Policy Advisor to Vice President Al Gore during the Clinton Administration. President Clinton appointed him to an Institute of Medicine panel on the Future of Health and Human Services and as an advisor to the President’s Council of Advisors on Science and Technology. Mr. Beier was also formerly a partner in the international law firm Hogan and Hartson, now Hogan Lovells, from April 2001 to December 2003 and was counsel to the U.S.

House of Representatives Committee on the Judiciary from April 1979 to April 1989. Since June 2014, Mr. Beier has served as an appointee of Governor Brown on the California State Government Organization and the Economy Commission as a Fellow of the Center for Global Enterprise, and has been a committee member of the National Academy of Sciences panel on genome editing since 2015. Mr. Beier served as an advisor to the Parker Institute on Cancer Immunotherapy since July 2015 and as a Senior Fellow at the USC Schaeffer Center for Health Policy & Economics since July 2016. Further, he has served on the board of directors at Arcus Biosciences, a publicly traded biotechnology company, since January 2018; University of California, San Francisco, Benioff Children’s Hospitals since 2014; and the California Life Sciences Association, a life sciences advocacy and business leadership organization, since August 2017. He received his J.D. from Albany Law School at Union University and his B.A. in history from Colgate University. A globally recognized leader in health care policy, pricing, intellectual property, government affairs, regulatory affairs, health care economics, and product commercialization, we believe that Mr. Beier is qualified to serve on our board of directors.

Jeffrey Berkowitz, J.D., age 53, has served as a member of our board of directors since March 6, 2014. Since September 1, 2018, Mr. Berkowitz has served as the chief executive officer of Real Endpoints LLC, a private health information company. Prior to joining Real Endpoints, Mr. Berkowitz served as Executive Vice President of Optum, Inc., a health services platform business of UnitedHealth Group, Inc., a publicly traded healthcare company, from January 2016 to June 2017. From January 2015 to August 2015, Mr. Berkowitz served as Executive Vice President of Walgreens Boots Alliance, Inc., a global pharmacy-led health and wellbeing enterprise, and President of Pharma and Global Market Access. From September 2010 through December 2014, Mr. Berkowitz served as President of Walgreens Boots Alliance Development, GmbH, a strategic partnership between Walgreens Co. and Alliance Boots, and Senior Vice President of Pharmaceutical Development and Market Access of Walgreen Co., a publicly traded retail drug store. Mr. Berkowitz and his team led all of Walgreens’ relations with branded and generic pharmaceutical manufacturers and related development programs worldwide, and also oversaw Walgreens North American-based purchasing and branded pharmaceutical relationships. Prior to joining Walgreens, Mr. Berkowitz was Senior Vice President of global market access for Merck & Company, Inc., a publicly traded pharmaceutical company, from 2009 to 2010. In that role, he was accountable for all activity related to access, pricing, payor marketing, health outcomes and health technology assessments worldwide and a member of the Global Human Health and Emerging Markets leadership teams. From 2002 to 2009, Mr. Berkowitz held a variety of positions with increasing responsibility in market access, sales and marketing with Schering-Plough, a publicly traded pharmaceutical company, prior to its acquisition by Merck in 2009. Mr. Berkowitz has served on the board of directors for Esperion Therapeutics, a publicly traded specialty pharmaceutical information technology company, since December 2017, and H. Lundbeck A/S, a publicly traded pharmaceutical company, since March 2018. He has also served on the board of Braeburn Pharmaceuticals, Inc., a privately traded pharmaceutical company, since December 2017, and previously served on the board of directors for ZappRx, a privately held specialty drug fulfillment company, from August 2016 to December 2018. Mr. Berkowitz earned his B.A. in political science from Union College in Schenectady, N.Y., and his J.D. from Brooklyn Law School in Brooklyn, N.Y. He was recognized in PharmaVoice magazine as one of the 100 Most Inspiring Leaders in the Life Sciences in 2009, 2010 and 2012. We believe Mr. Berkowitz’s is qualified to serve on our board of directors because he is a globally recognized leader in health care policy, pricing, intellectual property, government affairs, regulatory affairs, health care economics, and product commercialization.

Anthony B. Evnin, Ph.D., age 78, has served as a member of our board of directors since September 2006 and a member of the board of directors of Infinity Discovery, Inc., from June 2001 until the time of its merger with our predecessor company in September 2006. Since 1975, Dr. Evnin has served as a Partner of Venrock, a venture capital firm. Dr. Evnin serves as a member of the board of directors of AVEO Pharmaceuticals, Inc., and Constellation Pharmaceuticals, Inc., both publicly traded biopharmaceutical companies; of Cantel Medical Corporation, a publicly traded medical equipment company; and of Bridge Medicines LLC and Redpin Therapeutics, Inc., both privately held biopharmaceutical companies. Dr. Evnin is also a Trustee Emeritus of The Rockefeller University, a Trustee of The Jackson Laboratory, a Trustee Emeritus of Princeton University, a member of the boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center, a member of the board of directors of the New York Genome Center, and a member of the board of directors of the Albert and Mary Lasker Foundation. Within the past five years, Dr. Evnin previously served as a member of the board of directors of Juno Therapeutics, Inc., and Acceleron Pharma, Inc., both publicly traded biopharmaceuticals companies. Dr. Evnin received an A.B. in chemistry from Princeton University and a Ph.D. in Chemistry from the Massachusetts Institute of Technology, or MIT. We believe Dr. Evnin’s qualifications to serve on our board of directors include his substantial experience as an investor in, and director of, numerous biopharmaceutical companies as well as his expertise in corporate strategy.

Michael G. Kauffman, M.D., Ph.D., age 55, has served as a member of our board of directors since April 2017. Dr. Kauffman co-founded Karyopharm Therapeutics, a publicly traded pharmaceutical company, in 2008 and has served as its Chief Executive Officer since January 2011 and its Chief Medical Officer since December 2012. Dr. Kauffman was Chief Medical Officer at Onyx Pharmaceuticals Inc., a publicly traded biopharmaceutical company, from November 2009 to December 2010, and was Chief Medical Officer at Proteolix Inc. from November 2008 to November 2009 when it was acquired by Onyx. At Proteolix, he led the development of Kyprolis® (carfilzomib), a novel proteasome inhibitor approved in refractory myeloma by the FDA in July 2012. Dr. Kauffman was an operating partner at Bessemer Venture Partners from 2006 to 2008, where he led investments in biotechnology companies. From 2006 to 2008, he was President and Chief Executive Officer of Epix Pharmaceuticals, Inc., a biopharmaceutical company that underwent liquidation proceedings through an assignment for the benefit of creditors under Massachusetts law in 2009. Dr. Kauffman was President and Chief Executive Officer of Predix Pharmaceuticals, Inc., a private biopharmaceutical company focused on G protein-coupled receptors (GPCR), from 2002 until its merger into Epix Pharmaceuticals in 2006. In that role, he led the merger of Predix Pharmaceuticals and Epix Pharmaceuticals, oversaw the discovery and development of four new clinical candidates and led collaboration transactions with Amgen and GlaxoSmithKline. From March 2000 to September 2002, Dr. Kauffman was Vice President, Clinical, at Millennium Pharmaceuticals, Inc., a biopharmaceutical company, where he led the VELCADE® development program. From September 1997 to March 2000, Dr. Kauffman held a number of senior positions at Millennium Predictive Medicine, Inc., a biopharmaceutical company and a subsidiary of Millennium Pharmaceuticals, where he led the discovery and development of novel molecular diagnostics for major cancers, including melanoma, and led transactions with Becton-Dickenson and Bristol Myers Squibb Company. From August 1995 to September 1997, Dr. Kauffman held a number of senior positions at Biogen Idec, Inc., a biopharmaceutical company, where he led the clinical development of anti-CD40L antibodies in autoimmune and inflammatory diseases, and acted as the main medical advisor to the Biogen business development group. Dr. Kauffman currently serves on the board of directors of Karyopharm, Verastem, Inc., and Kezar life Sciences, Inc., each a publicly traded biopharmaceutical company. Dr. Kauffman previously served on the board of directors of the following companies during the last five years: Excision Biotherapeutics, a privately held biotechnology company; Zalicus, a privately held biotechnology company; and Metamark Genetics, a privately held molecular diagnostic company. Dr. Kauffman received his B.A. in biochemistry from Amherst College and his M.D. and Ph.D. from Johns Hopkins Medical School. Currently board certified in internal medicine, he trained in internal medicine and rheumatology at Beth Israel Deaconess Medical Center and Massachusetts General Hospitals. We believe Dr. Kauffman’s qualifications to serve on our board of directors include his extensive experience as executive officer and director of multiple biopharmaceutical companies as well as his experience as an investor in the industry.

Adelene Q. Perkins, age 59, has served as a member of our board of directors since January 2010, including as Chair of our board of directors since November 2012, and as our Chief Executive Officer since January 2010. She has also served as our President and Chief Executive Officer from January 2010 to January 2017, as our President and Chief Business Officer from October 2008 through December 2009 and as our Executive Vice President and Chief Business Officer between September 2006 and October 2008. Ms. Perkins served as Executive Vice President of Infinity Discovery, Inc., from February 2006 until the merger with our predecessor company in September 2006 and Chief Business Officer of Infinity Discovery from June 2002 until September 2006. Ms. Perkins served as Vice President of Business and Corporate Development of TransForm Pharmaceuticals, Inc., a privately held specialty pharmaceutical company, from 2000 to 2002. From 1992 to 1999, Ms. Perkins held various positions at Genetics Institute, most recently serving as Vice President of

Emerging Business and General Manager of the DiscoverEase® business unit, and from 1985 to 1992 held a variety of positions at Bain & Company, a strategy consulting firm. Ms. Perkins has served on the board of directors for the Biotechnology Industry Organization since 2012; the Bruker Corporation, a publicly traded manufacturer of analytic instruments, since 2017; Massachusetts General Hospital since 2017; the Massachusetts Biotechnology Council, a not-for-profit organization, since 2014; and Project Hope, a not-for-profit social services company, since 2013. Ms. Perkins served on the board of Padlock Therapeutics, a privately held biotechnology company, from 2015 to 2016 and was treasurer of the Massachusetts Life Sciences Center from 2014 to 2016. Ms. Perkins received a B.S. in chemical engineering from Villanova University and an M.B.A. from Harvard Business School, or HBS. We believe Ms. Perkins’ qualifications to serve on our board of directors include her extensive experience as a senior business executive in the biopharmaceutical industry, including as our President and Chief Executive Officer, and her expertise in corporate strategy and business operations.

Norman C. Selby, age 67, has served as a member of our board of directors since March 2012. Mr. Selby has served as Executive Chairman of Real Endpoints, LLC, a private healthcare information company, since October 2010, and Executive Chairman of Paige.AI, an artificial intelligence company focused on computational pathology, since May 2017. Prior to his role at Real Endpoints, Mr. Selby served as President and Chief Executive Officer of TransForm Pharmaceuticals, Inc., a privately held specialty pharmaceutical company, from 2001 until it was acquired by Johnson & Johnson in April 2005. Prior to TransForm Pharmaceuticals, Mr. Selby was an Executive Vice President at Citigroup/Citicorp from 1997 to 2000. Mr. Selby spent the bulk of his career, from 1978 to 1997, at McKinsey & Company where he was Director (Senior Partner) in the firm’s New York office. He held several leadership roles at McKinsey, including head of the firm’s Global Pharmaceuticals and Medical Products Practice. From 1987 to 1989, Mr. Selby took a leave of absence from McKinsey to serve as Chief Operating Officer of the New York Blood Center, the largest community blood organization in the country, where he led its financial and operational turnaround. Mr. Selby has served as a member of the board of directors of the following privately held companies: Real Endpoints LLC, since October 2010; Oppilan Pharma Ltd., a biotechnology company, since October 2016; Paige.AI since May 2017; and Escalier Biosciences, a private biotechnology company, since February 2017. Mr. Selby previously served as a director of: Merz GmbH, a specialty pharmaceutical company, from June 2008 to July 2017; Metamark Genetics, a privately held life science diagnostic company, from May 2009 to September 2016; Physicians Interactive Holdings, Inc., a provider of online and mobile clinical resources and solutions, from October 2008 to July 2013; Millennium Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2000 to 2008; and Windhover Information, a publishing and information company in the pharmaceutical, biotechnology, and medical device industries, from 2004 to 2008. Mr. Selby serves on the Board of Trustees of the Central Park Conservancy, the Memorial Sloan Kettering Cancer Center, and the Council on Foreign Relations, all based in New York City, and is a member of the advisory board of HBS’s Healthcare Initiative. Mr. Selby holds a B.A. in architecture from Yale College and an M.B.A. with Distinction from HBS. We believe Mr. Selby’s qualifications to serve on our board of directors include his extensive experience as a senior business executive in the biopharmaceutical industry, and his expertise in corporate strategy, finance, and commercialization of biopharmaceutical products.

Michael C. Venuti, Ph.D., age 65, has served as a member of our board of directors and the board of directors of our predecessor company since May 2003. Prior to becoming a scientific consultant in January 2014, Dr. Venuti served as the Chief Scientific Officer of NeuroTherapeutics Pharma, Inc., a privately held biopharmaceutical company, from July 2011 to March 2013. Prior to NeuroTherapeutics, Dr. Venuti served as President, Chief Executive Officer and a director of iPierian, Inc., a privately held biopharmaceutical company, between July 2010 and April 2011 after joining iPierian as President and Chief Scientific Officer in February 2010. Dr. Venuti was Chief Executive Officer and Director of BioSeek, Inc., a privately held drug discovery company, from November 2007 to February 2010. Prior to that, Dr. Venuti was an Operating Manager at TPG Growth Biotech Ventures, a private equity firm, from January through June 2007. Dr. Venuti served as the Acting Chief Executive Officer of our predecessor company prior to its merger with Infinity Discovery Inc. in September 2006, and as its Chief Scientific Officer from April 2005 through September 2006. Prior to that, he was Senior Vice President of Pharmacogenomics, and was named Senior Vice President of Research and General Manager of Celera South San Francisco when the Celera Genomics Group of Applera Corporation, a life sciences company, acquired Axys Pharmaceuticals, Inc. in 2001. From 1994 through 2001, Dr. Venuti was Director of Medicinal Chemistry, and then Chief Technical Officer, for Axys Pharmaceuticals and its predecessor company, Arris Pharmaceutical Corporation. Dr. Venuti received an A.B. in chemistry from Dartmouth College and a Ph.D. in Organic Chemistry from MIT. We believe Dr. Venuti’s qualifications to serve on our board of directors include his experience and scientific expertise in running research and development operations to drive strategic and business development goals at biotechnology and larger life sciences companies.

Our board of directors recommends that you vote “FOR” the election of each of the director nominees named above.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, we have adopted policies and procedures that we believe are in the best interests of Infinity and our stockholders.

Corporate Governance Guidelines; Code of Conduct and Ethics

Our Corporate Governance Guidelines assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of Infinity and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the board shall be independent directors, unless otherwise permitted by Nasdaq rules;

•	the independent directors meet at least twice a year and at other times at the request of any independent director;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program; and

•	at least annually, the Nominating and Corporate Governance Committee oversees a self-evaluation by the board and its committees to assess the effectiveness of the board and its committees.

In addition, our Corporate Governance Guidelines set forth our policy that directors should attend annual stockholder meetings. Of our then-serving directors, all attended our 2018 annual meeting of stockholders.

We have also adopted a written Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. In addition to our having posted a copy of the code on our website, we intend to post on our website all disclosures that are required by law or the Nasdaq Stock Market listing standards concerning any amendments to, or waivers of, our code.

Determination of Independence

Rule 5605 of the Nasdaq Marketplace Rules requires a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based on information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Messrs. Beier, Berkowitz, or Selby, or Drs. Evnin, Kauffman, or Venuti has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is or would be an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board similarly determined that Mr. Smith was an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules prior to his retirement from the board on January 27, 2019. Further, our board of directors has determined (i) that Messrs. Berkowitz and Selby and Dr. Evnin, who comprise our Audit Committee, each satisfy the independence standards for the Audit Committee established by the SEC, including Rule 10A-3, and the Nasdaq Marketplace Rules; (ii) Dr. Venuti and Messrs. Selby and Berkowitz, who comprise our Compensation Committee, each satisfy the independence standards for the Compensation Committee established by the SEC, including Rule 10A-3, and the Nasdaq Marketplace Rules; and (iii) Mr. Beier and Drs. Evnin and Kauffman, who comprise our Nominating and Corporate Governance Committee, each satisfy the independence standards for the Nominating and Corporate Governance Committee established by the SEC and the Nasdaq Marketplace Rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with Infinity, including each of the transactions described below in “Transactions with Related Persons,” and all other facts and circumstances our board of directors deemed relevant in determining independence.

Director Candidates: Criteria and Diversity

In considering whether to recommend to our board of directors any particular candidate for inclusion in the board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee of our board applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each nominee. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. While we do not have a formal policy with respect to diversity, the value of diversity on the board of directors is considered by the Nominating and Corporate Governance Committee, and director nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to independent directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Seth A.

Tasker, Secretary, Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by others.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee, by following the procedures set forth in response to the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2020 annual meeting?” above.

Communications from Stockholders

Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. Mr. Selby, as our current Lead Independent Director, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Seth A. Tasker, Secretary, Infinity Pharmaceuticals, Inc., 784 Memorial Drive, Cambridge, MA 02139, or by email to contactboard@infi.com.

Board and Committee Meetings

Our board of directors has responsibility for reviewing our overall performance rather than for overseeing day-to-day operations. The board’s primary responsibility is to oversee the management of our company and, in so doing, serve the best interests of our company and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to oversight by the Nominating and Corporate Governance Committee, the board nominates for election at annual stockholder meetings individuals to serve on our board of directors and elects individuals to fill any vacancies on the board. The board reviews corporate objectives and strategies, and evaluates and approves significant policies and proposed major commitments of corporate resources and material proposed transactions. It participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

Our board of directors met four times during our 2018 fiscal year, including by telephone conference, and acted by unanimous written consent in lieu of a meeting two times during our 2018 fiscal year. During that year, each of our directors attended 75% or more of the total number of meetings of the board of directors and the committees on which he or she served.

Our board has standing Audit, Compensation, Nominating and Corporate Governance, and Research and Development Committees. Each committee has a charter that has been approved by the board. The Compensation Committee and Audit Committee must review the appropriateness of its charter at least annually, and the Nominating and Corporate Governance Committee and Research and Development Committee must review the appropriateness of its charter from time to time, as the committee members deem appropriate. Each committee must also perform a self-evaluation at least annually. All members of the Audit, Compensation, Nominating and

Corporate Governance Committees, and Research and Development Committee are independent, non-employee directors. Current committee memberships are shown in the table below:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Research and Development Committee

David Beier, J.D.

Jeffrey Berkowitz

Anthony B. Evnin, Ph.D.

Michael Kauffman, M.D., Ph.D.

Adelene Q. Perkins

Norman C. Selby †

Michael C. Venuti, Ph.D.

† Lead Independent Director	Chair of the Board	Committee Chair	Committee Member

Board Leadership Structure

Our Corporate Governance Guidelines provide the board with flexibility to determine the appropriate leadership structure for the board and the company, including but not limited to whether it is appropriate to separate the roles of Chair of the board and Chief Executive Officer. In making these determinations, the board considers numerous factors, including the specific needs and strategic direction of the company and the size and membership of the board at the time. The board believes that combining the roles of Chief Executive Officer and Chair of our board of directors is in the best interests of the company and stockholders. As our Chief Executive Officer and Chair of the board, Ms. Perkins is responsible for setting the strategic direction for our company and for day-to-day leadership and performance of our company, as well as setting the agenda for board meetings, and presiding over meetings of the full board. Because Ms. Perkins is an employee and is therefore not “independent,” our board of directors has appointed Mr. Selby as Lead Independent Director to preside at all executive sessions of the board. The Nominating and Corporate Governance Committee evaluates our board leadership structure from time to time and may recommend alterations of this structure in the future.

Audit Committee

The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and the board, and has the following principal duties:

•	appointing, approving the services provided by and the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	overseeing our internal control function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal control staff, independent registered public accounting firm and management; and

•	preparing the Audit Committee Report required by SEC rules (which is included beginning on page 21 of this proxy statement).

The Audit Committee is authorized to retain advisors and consultants and to compensate them for their services. The Audit Committee charter is available on our website, www.infi.com.

The current members of the Audit Committee are Dr. Evnin (Chair) and Messrs. Selby and Berkowitz. Our board of directors has determined that Dr. Evnin is an “Audit Committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and that each of these members is independent as such term is defined under the applicable rules of the Nasdaq Stock Market and as is contemplated by Rule 10A-3 under the Exchange Act. The Audit Committee held four meetings during our 2018 fiscal year. See “Audit Committee Report” below.

Compensation Committee

Our Compensation Committee, among other things, provides recommendations to the board regarding our compensation programs, and has the following principal duties:

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing an evaluation of our executive officers;

•	overseeing and administering our incentive compensation and equity-based plans;

•	reviewing and making recommendations to the board with respect to director compensation;

•	reviewing, discussing with management, and recommending to the board the Compensation Discussion and Analysis (which is included beginning on page 26 of this proxy statement); and

•	preparing the Compensation Committee Report, to the extent required by SEC rules.

The Compensation Committee is authorized to retain advisors and consultants, including advisors and consultants to assist in the evaluation of executive compensation, and to compensate them for their services. Our Compensation Committee has directly engaged Radford, an Aon Hewitt company, or Radford, as compensation consultant to provide the Compensation Committee with peer group and market information to enable the Compensation Committee to confirm that our executive compensation is competitive and commensurate with the executive officers’ responsibilities and to provide advice on market trends in executive compensation practices. In addition to the services it provides to the Compensation Committee, Radford also provides other services to the company including a subscription to an annual compensation survey as well as general advice and analysis related to our non-executive compensation programs. Our Compensation Committee considered all of the “independence” factors listed in Rule 10C-1(b)(4) of the Exchange Act and determined that Radford does not have a conflict of interest that will influence the advice provided by Radford to the company regarding executive compensation. These factors include the following: the fact that the fees paid by the company to Radford in fiscal year 2018 totaled less than $120,000; the existence and effectiveness of Radford’s consulting protocols and procedures; the lack of business or personal relationships between Radford and the Compensation Committee members and our executive officers; and the fact that Radford does not own any of our stock.

Our board has delegated authority to Ms. Perkins to grant stock options to employees of the company under the 2010 Stock Incentive Plan subject to the following conditions: (i) such options shall be on the terms set forth in the company’s standard form of stock option agreement (or such other form as the Compensation Committee may designate from time to time for this purpose); (ii) any such options shall, to the maximum extent permitted by applicable federal tax laws, be granted as incentive stock options; (iii) the exercise price of such options shall be equal to the closing price of the company’s common stock on the date of grant; and (iv) she is not authorized (a) to grant options to herself, or to any other executive officer of the company, or to any person that the board or the Compensation Committee may from time to time designate in writing; (b) to grant in the aggregate options with respect to more than 250,000 shares of common stock in any calendar quarter; or (c) to grant to any person, in any one calendar year, options with respect to more than 50,000 shares of common stock. Ms. Perkins maintains a list of the options granted pursuant to this delegated authority and reports to the Compensation Committee regarding the options granted, at such times and in such form as the Compensation Committee may from time to time request.

The Compensation Committee charter is available on our website, www.infi.com. See “Compensation of Executive Officers—Compensation Discussion and Analysis” below for additional information concerning the Compensation Committee’s role, processes and procedures in determining executive compensation. The current members of the Compensation Committee are Messrs. Selby (Chair) and Berkowitz and Dr. Venuti. Our board has determined that each of these members is independent as defined under the applicable Nasdaq rules and as contemplated by applicable Exchange Act rules. The Compensation Committee held four meetings and acted by unanimous written consent in lieu of a meeting eight times during our 2018 fiscal year.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, provides recommendations to the board regarding the nomination of directors, and has the following principal duties:

•	recommending to the board the persons to be nominated for election as directors at any meeting of stockholders and the persons, if any, to be elected by the board to fill any vacancies on the board;

•	developing and recommending corporate governance principles to the board; and

•	overseeing the annual evaluation of the board and its committees.

The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee has a charter, which is available on our website, www.infi.com.

The current members of the Nominating and Corporate Governance Committee are Drs. Evnin (Chair) and Kauffman and Mr. Beier, each of whom our board of directors has determined to be independent as defined under the applicable Nasdaq rules. The Nominating and Corporate Governance Committee held one meeting during our 2018 fiscal year.

Board’s Role in Risk Oversight

Our board of directors’ role in our risk oversight process includes receiving regular reports from members of management on areas of material risk, including operational, financial, legal and regulatory, and strategic and reputational risks. The full board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within our company to enable it to understand our risk identification, management and mitigation strategies. When a committee receives such a report, the chair of the relevant committee summarizes such report for the full board during the next board meeting. This process enables the board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management.

Risk Considerations in our Compensation Program

We and the Compensation Committee have reviewed the compensation policies and practices for all of our employees (whom we call citizen-owners) and have concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on our company or business. In reaching this conclusion, we and the Compensation Committee considered various factors, including the following:

•

the establishment of base salaries consistent with our executive officers’ responsibilities and market comparables to ensure that our executive officers would not be motivated to take excessive risks to achieve a reasonable level of financial security;

•	the mix between fixed and variable, annual and long-term, and cash and equity compensation, which is intended to encourage strategies and actions that are in our company’s long-term best interests;

•	vesting periods for equity compensation awards that reward sustained stock price appreciation;

•

the evaluation of company performance (which drives the amount of cash available under our annual contingent cash compensation program, as described in more detail in the section entitled “Compensation Discussion and Analysis,” below) based on a variety of long- and short-term objectives with the weighting spread across multiple objectives, thus diversifying the risk associated with any single indicator of performance; and

•

the discretion available to our Compensation Committee not to apply fixed formulae in assessing our company performance, thus enabling the Compensation Committee to, among other things, (a) eliminate the potential incentive for management to conduct activities that are in the company’s annual goals, but which may not, due to new data or other inputs, ultimately prove to be in the best interest of stockholders, and (b) reward management for making decisions that are in the long-term best interest of our product development programs, even when those decisions result in the failure to meet short-term objectives.

Availability of Corporate Governance Materials

You can access the current charters for the Audit, Compensation, Nominating and Corporate Governance, and Research and Development Committees of our board of directors, our Corporate Governance Guidelines, and our Code of Conduct and Ethics at www.infi.com or by contacting our investor relations department at 784 Memorial Drive, Cambridge, Massachusetts 02139; telephone: (617)  453-1198; e-mail: irpr_info@infi.com.

Audit Committee Report

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2018 and has discussed these financial statements with our management and Ernst & Young LLP, our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, Ernst & Young LLP various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committee.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding an independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from Infinity.

Based on its discussions with management and the independent registered public accounting firm and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

By the Audit Committee of the Board of Directors,

Anthony B. Evnin, Ph.D. (Chair)

Jeffrey Berkowitz

Norman C. Selby

Audit Fees

The following table summarizes the fees of Ernst & Young LLP billed to us for each of the last two fiscal years:

	Fiscal Year ended December 31,
Fee Category	2018	2017
Audit Fees(1)	$628,927	$765,096
Audit-Related Fees(2)	—	—
All Other Fees(3)	2,000	1,995
Tax Fees(4)	36,929	69,596

Total Fees	$667,856	$836,687

(1)

Consists of fees billed or expected to be billed for professional services provided in connection with the audit of our financial statements and the effectiveness of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, preparation of comfort letters and registration statements, accounting and consultation on matters addressed during the audit or interim reviews, including consultation regarding licensing activities, and other professional services provided.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Other fees consist of fees for a subscription to an online database managed by Ernst & Young LLP.
(4)

Tax fees consist of fees for tax compliance, tax advice and tax planning services. These services primarily relate to preparation of state and federal tax returns, analysis related to state and federal tax incentive awards and section 382 of the Internal Revenue Code of 1986, as amended, and compliance services related to foreign value added tax.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit service to be provided to us by our independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority must be reported on at the next meeting of the Audit Committee.

During our 2018 fiscal year, no services were provided to us by Ernst & Young LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Director Compensation

No director who is an employee of our company receives compensation for his or her service as a director.

The following table details the total compensation earned by our non-employee directors during our 2018 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Total ($)
David Beier, J.D.(3)	56,905	—	65,320	122,225
Jeffrey Berkowitz, J.D.(4)	47,500	—	26,750	74,250
Anthony B. Evnin, Ph.D.(5)	60,000	—	29,425	89,425
Michael Kauffman, M.D., Ph.D.(6)	55,000	—	26,750	81,750
Norman C. Selby(7)	90,000	—	42,800	132,800
Ian F. Smith(8)	55,000	—	32,100	87,100
Michael C. Venuti, Ph.D.(9)	57,500	—	32,100	89,600

(1)

Pursuant to a board compensation program in which directors have the option to settle all or a portion of their cash retainer for annual board service in shares of the company’s common stock, Dr. Beier, Mr. Berkowitz, Dr. Evnin, and Mr. Smith elected to receive in lieu of cash approximately $10,000, $40,000, $20,000, and $40,000, respectively, worth of shares of common stock, which were issued on June 12, 2018.

(2)	The amounts in this column reflect the aggregate grant date fair value of option awards made to such individual.
(3)

Upon joining the board, Mr. Beier was granted an option award on April 1, 2018 that had a grant-date fair value of $65,320. As of December 31, 2018, Mr. Beier held options to purchase 40,000 shares of our common stock.

(4)

On June 12, 2018, Mr. Berkowitz was granted an option award that had a grant-date fair value of $26,750. As of December 31, 2018, Mr. Berkowitz held options to purchase 145,000 shares of our common stock.

(5)

On June 12, 2018, Dr. Evnin was granted two option awards that had grant date fair values of $2,675 and $26,750. As of December 31, 2018, Dr. Evnin held options to purchase 148,500 shares of our common stock.

(6)

On June 12, 2018, Dr. Kauffman was granted an option award that had a grant-date fair value of $26,750. As of December 31, 2018, Dr. Kauffman held options to purchase 60,000 shares of our common stock.

(7)

On June 12, 2018, Mr. Selby was granted three option awards that had grant-date fair values of $26,750, $13,375, and $2,675. As of December 31, 2018, Mr. Selby held options to purchase 223,000 shares of our common stock.

(8)

On June 12, 2018, Mr. Smith was granted two option awards that had grant-date fair values of $26,750 and $5,350. As of December 31, 2018, Mr. Smith held options to purchase 207,750 shares of our common stock.

(9)

One June 12, 2018, Dr. Venuti was granted two option awards that had grant-date fair values of $26,750 and $5,350. As of December 31, 2018, Dr. Venuti held options to purchase an aggregate of 207,750 shares of our common stock.

The following is a summary of the standard compensation of our non-employee directors as of December 31, 2018:

•	a $40,000 annual retainer for service as a non-executive chair of our board of directors;

•	a $40,000 annual retainer for service as a director;

•	a $30,000 annual retainer for service as lead independent director;

•	a $15,000 annual retainer for service as chair of the Audit Committee;

•	a $10,000 annual retainer for service as chair of the Compensation Committee;

•	a $10,000 annual retainer for service as chair of the Nominating and Corporate Governance Committee;

•	a $10,000 annual retainer for service as chair of the Research and Development Committee;

•	a $10,000 annual retainer for service as a non-chairing member of the Audit Committee;

•	a $7,500 annual retainer for service as a non-chairing member of a committee of the board other than the Audit Committee.

Directors may elect to receive some or all of their annual cash retainer for service on our board, but not for committee service, in shares of common stock of our company.

Each non-employee director is also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or any committee of the board of directors.

In addition to the cash compensation discussed above, each non-employee director automatically receives nonstatutory stock options under our 2010 Stock Incentive Plan, as amended, as follows:

•	upon commencement of service on the board, each new non-employee director receives a nonstatutory stock option to purchase 40,000 shares of our common stock, which we refer to as an Initial Grant; and

•

on the date of each annual meeting of stockholders, each then-continuing non-employee director receives a nonstatutory stock option to purchase 20,000 shares of our common stock, provided that such director was serving as a director of the company on the last day of the immediately preceding calendar year. We refer to this as an Annual Grant.

In addition to the awards listed above, each non-employee director who serves in the following positions receives a nonstatutory stock option to purchase shares of our common stock, which we refer to as an Additional Grant, in the amount indicated below upon the date of commencement of service in such position and upon the date of each annual stockholder meeting thereafter:

Position	Stock Option Grant
Non-Executive Chair of the Board of Directors	12,000 shares
Lead Independent Director	10,000 shares
Chair of Audit Committee	4,000 shares
Chair of Research and Development Committee	4,000 shares
Chair of Compensation Committee	2,000 shares
Chair of Nominating and Corporate Governance Committee, if not Lead Independent Director	2,000 shares

Each of these stock options has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a ten-year term, subject to earlier termination following cessation of board service by the holder of the option. Grants made to board members vest in equal quarterly installments beginning at the end of the first calendar quarter after the grant date, provided that the board member continues to serve as director and in the position for which the grant was made. Grants made in connection with the commencement of services vest over a period of two years (one-eighth each quarter), while grants made in connection with the annual meeting of stockholders vest over a period of one year (one-fourth each quarter). These options immediately vest in full upon certain changes in control or ownership or upon death or disability of the option holder while serving as a director.

Changes to Director Compensation

In 2018, the Compensation Committee engaged Radford to conduct an assessment of overall Board compensation, including a review of the appropriate mix of cash and equity compensation to determine market alignment. In January 2019, after taking into consideration the recommendations of Radford, the Compensation Committee approved an increase to the annual cash retainer (1) to $42,000 for service as a non-employee director; (2) to $20,000 for service as the Audit Committee chair; and (3) $15,000 for service as the Compensation Committee chair. Directors may elect to receive some or all of their annual retainer for service on our board, but not for committee service, in shares of common stock of our company.

Under the 2019 Equity Incentive Plan, presented for your approval in “Proposal 3—Approval of the 2019 Equity Incentive Plan” on page 43 of this proxy statement, and, if the plan is approved, effective immediately following our 2019 annual meeting: (1) the Initial Grant will increase to an option to purchase 60,000 shares of our common stock; (2) the Annual Grant will increase to an option to purchase 30,000 shares of our common stock, and (3) the Additional Grants for all committee Chairs will be eliminated. There are no changes to the Additional Grant to Non-Executive Chair of the Board of Directors and the Lead Outside Director.

Following the resignation of Mr. Smith from our Board in January 2019, in recognition of his over ten years of service to the Company, our Board determined to extend the exercise period of certain stock option grants to the second anniversary of Mr. Smith’s resignation from the Board. The option grants subject to extension represent options to purchase up to 82,000 shares. The remaining options to purchase up to 119,750 shares of common stock were not extended.

TRANSACTIONS WITH RELATED PERSONS

There are no transactions with related persons, as defined in item 404 of Regulation S-K, to report for the fiscal year ended December 31, 2017.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Not applicable.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” below, or our “named executive officers,” and the material factors relevant to an analysis of these policies and decisions.

Executive Summary

Our compensation program is designed to reward strong performance and provide near-term and long-term incentives that are aligned with stockholder value creation. Awards under our contingent cash compensation program for our executive officers are formulaically tied to the achievement of corporate goals, and we use equity awards as a compensation vehicle in order to preserve our cash resources and link compensation with stockholder return. In addition, consistent with our culture of citizen-ownership, other than pursuant to our Executive Severance Benefits Plan described below under the heading “Components of Our Compensation Program and Relationship to Performance—Severance Benefits,” all citizen-owners are eligible for each element of our compensation program, and our executive officers do not receive any material perquisites or other personal benefits above those offered to all citizen-owners.

We intend to regularly assess our annual and long-term incentive compensation programs to determine if we have what we believe to be the appropriate mix of short- and long-term, cash and equity incentives needed to retain and motivate our team in consideration of the strategic direction and risk profile of our company.

At the start of each year, our executive leadership team prepares and submits for approval by our board of directors a set of annual corporate goals against which company and executive officer performance is assessed by our Compensation Committee at the end of that year. This performance assessment is used to determine both annual and long-term incentive compensation for our executive officers. Please refer to “Our Performance Evaluation Process” below for more information on our performance assessment process and company rating system. For 2018, following a recommendation by our executive leadership team, our Compensation Committee determined that our company performed in a manner that was overall consistent with our corporate goals, as demonstrated by:

2018 Goal	Relative Weighting	Management’s Assessment of 2018 Performance (70 to 150 points)	Weighted Score
Advance the development of IPI-549	40%	100	40

•  Achieved proof of concept in Phase 1b study through clinical and translational data demonstrating safety and activity, with markers of on-mechanism activity of IPI-549, as a monotherapy and in combination with Opdivo® (nivolumab) in settings where Opdivo would not be expected to be active

•  Met enrollment projections for Phase 1b study

•  Expanded melanoma and triple negative breast cancer cohorts of Phase 1b study of IPI-549 and Opdivo

•  Completed agreement with Bristol Myers Squibb to expand development of IPI-549 into immuno-oncology naïve patients in MARIO-275, a Phase 2 controlled study evaluating IPI-549 in combination with Opdivo in patients with urothelial cancer

•  Completed agreement with Arcus to expand development of IPI-549 in new Phase 1b study to evaluate IPI-549 in novel combinations

Secure resources necessary to follow signals from our Phase 1b study of IPI-549	30%	83	25

•  Earned a $22 million milestone from Verastem, Inc. for the approval by the FDA of duvelisib

•  Advanced process for monetization of duvelisib royalty stream from Verastem

•  Secured supply of Opdivo for MARIO-275 study

Recruit, retain, motivate and develop the talent needed to deliver on these goals	20%	150	30
• Successfully recruited and onboarded all hires, including chief medical officer • Enhanced company benefits • Achieved positive periodic company survey results • Avoided any disruptive turnover

Maintain cash runway	10%	150	15
• Ended 2018 with more cash compared to year-end 2017 while advancing the development of IPI-549 • Minimized dilution by accessing non-dilutive capital

	100%		110

Opdivo® is a registered trademark of Bristol-Myers Squibb.

Based on the assessment of 2018 performance described above, the Compensation Committee of our board of directors determined that we achieved an overall company performance score of 115. Our contingent cash compensation program was funded in a manner consistent with our operating performance except for Ms. Perkins and Dr. Bloch and as discussed in more detail below.

Consideration of Prior Year’s Advisory Vote and Stockholder Outreach

We believe that our executive compensation program has historically been generally satisfactory to our stockholders, and our Compensation Committee considers the feedback of our stockholders in its review and determination of total compensation for our named executive officers. In 2018, we received the support of approximately 64% of the votes cast at our 2018 annual stockholders meeting in a non-binding, advisory proposal on the compensation of our named executive officers. In order to better understand the views of our shareholders regarding the advisory proposal on the compensation of our named executive officers, we sought feedback from the 25 largest institutional shareholders representing approximately 53% of our common stock outstanding. Three of these shareholders elected to provide feedback, representing approximately 6% of our common stock outstanding.

In light of feedback that we received, we have provided additional clarity regarding the translation of Company performance to incentive cash compensation by including more specificity on the weighting of Company goals, assessment of company performance, and translation to actual incentive cash compensation paid.

Additionally, we received feedback that our equity awards should preferably have longer vesting schedules and, as part of our long-term equity incentive program, we granted stock option awards in January 2019 with a four-year vesting schedule representing an increase over the two-year vesting schedules for grants made in 2018 prior to our 2018 Annual Meeting of Stockholders. To align employee incentives with shareholder value creation, our equity program consists solely of time-based stock options instead of full-value awards. Additionally, the pool of equity available for awards under our stock incentive plan has been limited and providing stock option awards as opposed to full-value awards allows us to extend equity awards to all our citizen-owners with meaningful incentive and retention value.

Our Named Executive Officers

Our named executive officers for 2018 were:

•	Adelene Q. Perkins, Chief Executive Officer and Chair of the Board;

•	Lawrence E. Bloch, M.D., J.D., President; and

•	Samuel Agresta, M.D., M.P.H., Chief Medical Officer.

Our Compensation Objectives and Philosophy

We are a clinical-stage biopharmaceutical company focused on development of IPI-549 for the treatment of cancer. The objectives of our compensation program are to:

•	attract, retain and motivate the highest caliber scientists, and clinical and business professionals to develop and execute our business plan and achieve our mission;

•	ensure that compensation aligns our citizen-owners with our corporate strategy and business objectives;

•

promote the achievement of important and measurable scientific, business, organizational and operational goals by linking contingent cash compensation and long-term equity incentives to the achievement of these goals; and

•	align incentives with the creation of stockholder value.

The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers. This committee is also responsible for evaluating the company’s performance against its goals, assessing the performance of our executive officers, and ensuring that our compensation program is both aligned with the objectives described above and competitive with those of other companies in our industry that compete with us for talent.

Our compensation program ties a substantial portion of our named executive officers’ overall compensation to the achievement of scientific, business, organizational and operational goals such as:

•	progress in our clinical trials and research programs;

•	maintaining the strong financial health of the company, including implementation of appropriate financing strategies;

•	addition and development of internal competencies and retention of high-performing citizen-owners; and

•	achievement of desired financial performance.

Components of Our Compensation Program and Relationship to Performance

The primary elements of our compensation program are:

•	cash compensation, which includes base salary and performance-based annual cash incentives, the latter of which we refer to as contingent cash compensation;

•	annual stock option awards;

•	stock option awards granted to citizen-owners upon hire and upon promotion;

•	an employee stock purchase plan;

•	severance benefits plans; and

•	employee benefits, such as health and life insurance and a 401(k) retirement savings plan with partial matching employee contributions in the form of company common stock.

Each of these elements is available to all of our citizen-owners generally, although the amounts of contingent cash compensation and severance and the size of stock option awards differ from person to person based on each citizen-owner’s role, market-competitive compensation, and individual performance.

Allocation of compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation is determined by the Compensation Committee after reviewing relevant information for our compensation peer group and other relevant data, including survey data, as well as what it believes to be the appropriately competitive level and mix of the various compensation components.

Cash Compensation

Our cash compensation program has two elements: base salary and contingent cash compensation. Base salary is used to recognize the experience, skills, knowledge and responsibilities required of each of our citizen-owners, including each of our named executive officers. Contingent cash compensation is used to reward the achievement of company and individual goals. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Under our contingent cash compensation program and based on the Compensation Committee’s assessment of overall company performance, the Compensation Committee establishes pools of cash available for potential award, as a percentage of aggregate payroll for all citizen-owners at specified levels of seniority, based on the Compensation Committee’s assessment of overall company performance. Once the aggregate amount of cash available for potential award under each such pool is established per level of seniority, such pool is allocated among all citizen-owners at that level of seniority based upon the relative individual performance of each citizen-owner compared to the performance of his or her peers. For certain roles in the organization, such as our chief executive officer and president, the contingent compensation pools include only the single incumbent, and awards from the available pools are made based upon the performance of each individual and her/his contribution towards the achievement of company goals. We believe our contingent cash compensation program provides the following advantages:

•	it is consistent with the growing practice in the biopharmaceutical industry to provide competitive, but not excessive, base salary levels together with performance-based cash incentives;

•

it enables us to achieve our goal of ensuring that total cash compensation is market competitive, thus enhancing our ability to attract and retain the best possible people without increasing fixed salary expense;

•

it rewards both the achievement of company goals and strong individual performance in support of those goals, thus maintaining our culture of combining individual excellence and achievement with community collaboration;

•	it is consistent with our company’s values, as all citizen-owners are eligible to participate in the program; and

•	it further aligns citizen-owner and stockholder interests, as a substantial percentage of our named executive officers’ total compensation is dependent on the achievement of company goals.

In 2018, our Compensation Committee established a scale ranging from 70 points to 150 points by which to assess the Company’s performance against goals as follows:

•

below 70 points, representing a year in which performance neither resulted in the achievement of all stated goals for our company, nor was consistent with performance that should reasonably be expected of a biopharmaceutical company of comparable size, resources or stage of development;

•

at least 70 points, representing a year in which performance resulted in the achievement of most stated goals for our company and which was consistent with performance that should reasonably be expected of a biopharmaceutical company of comparable size, resources and stage of development;

•

at least 100 points, representing a year in which performance resulted in the achievement of essentially all stated goals with some goals being exceeded (including some “stretch” goals, or goals that we believe could prove difficult to achieve), with any failure to achieve a major goal being the result of factors outside of our reasonable control and which exceeded performance that should reasonably be expected of a biopharmaceutical company of comparable size, resources and stage of development; and

•

at least 125 points up to a maximum of 150 points, representing a year in which performance resulted in the achievement of all stated goals, with most being largely exceeded, and which far exceeded performance that should reasonably be expected of a biopharmaceutical company of comparable size, resources and stage of development points.

In 2018, the Compensation Committee established individual contingent cash compensation targets for our executive officers at the following percentages with 100 points considered target contingent cash compensation and 150 points representing the maximum contingent cash compensation:

	Company Performance Rating
2018 Contingent Cash Compensation Targets	<70 Points	70 Points	100 Points	125 Points	150 Points
Chief Executive Officer	0%	40%	65%	72%	80%
President	0%	35%	50%	62%	75%
Vice President/Senior Vice President	0%	20%	33%	42%	50%

Equity Awards

Our equity award program is the primary vehicle for offering long-term incentives to all of our citizen-owners, including our named executive officers. We believe that equity grants are fundamental to creating a culture of citizen-ownership, providing our citizen-owners with a strong link to our long-term performance and aligning the interests of our citizen-owners and our non-employee stockholders by allowing citizen-owners to participate in the long-term success of our company as reflected in stock price appreciation. In addition, the vesting feature of our equity grants is intended to further our goal of retention because it provides an incentive for our citizen-owners, including our named executive officers, to remain in our employ during the vesting period. All equity-based awards made to our named executive officers are approved by the Compensation Committee.

Our equity awards have generally taken the form of stock options. Stock options granted to new citizen-owners upon their hire typically vest as to one-quarter of the shares on the first anniversary of the date of hire, and in equal monthly installments over the following three years. Stock options granted to citizen-owners upon promotion to a more senior position (described below) typically vest in equal monthly installments over four years. Additionally, the Compensation Committee may exercise its discretion to grant one-time awards to some or all citizen-owners, including our named executive officers, from time to time. All stock options granted under our equity incentive plans have a maximum term of ten years and substantially all awards have vesting rights that terminate upon termination of service to our company and exercise rights that cease shortly after termination of service to our company. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. The exercise price per share for each stock option is equal to the closing price of a share of our common stock on the date of grant.

We do not seek to coordinate the timing of stock option grants to our named executive officers with our release of material non-public information, and our named executive officers are prohibited from pledging or engaging in short sales or derivative transactions of company securities. We have not adopted stock ownership guidelines for our named executive officers, however, we encourage all of our citizen-owners to maintain an equity position in our company.

All of our citizen-owners, including our named executive officers, are eligible to receive stock option grants in connection with the annual performance review process. Typically, the Compensation Committee determines market-competitive award sizes and vesting schedules of our year-end awards by employing a compensation consultant to conduct an analysis relative to our peer group and then factors company performance and individual performance to determine actual grant sizes.

All of our citizen-owners, including our named executive officers, are also eligible to receive stock option grants in conjunction with a promotion to a more senior position. Typically, the size of such awards is equal to the difference obtained by subtracting the number of stock options that would be granted to such citizen-owner if he or she were to be newly hired into his or her previous position from the number of stock options that would be granted to such citizen-owner if he or she were to be newly hired into his or her new position.

Employee Stock Purchase Plan

Our employee stock purchase plan permits citizen-owners to purchase shares of our common stock at a discount and consists of consecutive, overlapping 24-month offering periods, each consisting of four six-month purchase periods. On the first day of each offering period, each citizen-owner who is enrolled in the employee stock purchase plan will automatically receive an option to purchase shares of our common stock in accordance with the terms of the plan. The purchase price of each of the shares purchased in a given purchase period will be 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the purchase period, whichever is lower.

Severance Benefits

Our Executive Severance Benefits Plan, or the severance plan, provides eligible full-time executives holding the title of Executive Vice President or above certain severance benefits upon a termination without cause or a resignation for good reason including in each case within one year following a change in control, which we refer to as a covered termination. The severance plan supersedes the provisions of any separation plans, separation policies or agreements between any severance plan participant and the company that provide for severance benefits, including the offer letters of Ms. Perkins and Dr. Bloch, except to the extent expressly stated in such plans, policies or agreements. Pursuant to the severance plan, each executive who is subject to a covered termination is entitled to:

•	continuation of such executive’s monthly base salary for the twelve-month period following termination;

•

payment by us of a portion of the cost of COBRA continuation of benefits coverage for the executive and his or her applicable dependents for the twelve-month period following such termination or until the executive commences new employment and is eligible for new plan coverage, if sooner, subject to certain conditions set forth in the severance plan;

•	reasonable outplacement benefits for up to six months at the discretion of the severance plan’s administrator or until the executive commences new employment, if sooner;

•

any unpaid annual bonus in respect to any completed bonus period which has ended prior to the date of the executive’s termination and which our board of directors deems granted to the executive in its discretion pursuant to our contingent cash compensation program;

•

at the sole discretion of the severance plan’s administrator, the prorated amount of any minimum bonus award approved by the Compensation Committee for the year in which the covered termination occurs; and

•	immediate vesting of the portion of any outstanding equity awards of the executive which would have vested within the one (1) year-period following such covered termination.

To receive any benefits under the severance plan, the executive must comply with provisions of any applicable noncompetition or non-solicitation agreement to which he or she is a party and must observe any other obligations he or she has to the company. The executive must also execute and deliver a suitable waiver and release under which the executive releases and discharges us of any and all claims arising out of his or her employment relationship with us. Severance benefits are to be paid in accordance with the terms of the severance plan and our regular pay practices in effect from time to time.

We believe that providing these benefits enhances our ability to attract and retain executive talent and aligns with stockholder interests. Based on a review of practices of comparable companies by Radford, we believe that our severance benefits are generally in line with severance packages offered to executives by comparable companies.

We have structured severance benefits to apply also following a change in control such that benefits are paid upon the occurrence of both a change in control and the termination of the executive during the 12-month period following the change in control. We believe this structure provides the executive with appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their job.

Our severance plan does not provide any “gross-up” for the amount of excise tax liability, if any, under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, related to the “golden parachute payment” provisions under Section 280G of the Code.

Benefits and Other Compensation

We provide a broad-based benefits program for all of our citizen-owners, including health, dental and vision insurance, life and disability insurance, group insurance discounts, first-time homebuyer’s assistance, educational assistance, paid vacation time, paid sabbatical leave following each five-year period of service, subsidized parking, and a 401(k) savings plan. Our named executive officers are eligible to participate in all of our benefit plans, in each case on the same basis as other citizen-owners. Under the company-matching feature under our 401(k) savings plan, we match 50% of each citizen-owner’s contributions, up to a maximum of 6% of such citizen-owner’s base salary and subject to applicable IRS limitations, to our 401(k) savings plan with shares of our common stock having a value equal to such contribution, based on the fair market value of our common stock on the last day of the quarter.

In particular circumstances, we sometimes award cash signing bonuses when executive officers first join us. Such cash signing bonuses typically are subject to repayment in full or on a pro-rated basis if the executive officer voluntarily terminates employment with us during a prescribed period of time following their date of hire. Whether a signing bonus is paid and the amount of the bonus is determined on a case-by-case basis under the hiring circumstances specific to each candidate. For instance, we may consider paying signing bonuses to compensate for amounts forfeited by an executive candidate upon terminating prior employment or to create additional incentive for an executive to join our company in a position where there is high market demand.

Given our objective of attracting the highest caliber talent, we often recruit talented individuals from outside of the Boston area to fill open positions. We generally provide reasonable relocation assistance to those individuals.

Consistent with industry practice and our philosophy of offering benefits to all of our citizen-owners generally, we have not provided any material perquisites or other personal benefits to our named executive officers.

Our Performance Evaluation Process

Our executive leadership team prepares and submits for approval by our board of directors a set of annual corporate goals. These corporate goals are directed to specific scientific, business, organizational and operational objectives and represent, in many cases, “stretch” goals that may prove difficult to achieve. Most of these objectives are focused on near-term drivers of stockholder value, while some of our objectives are directed to the maintenance and enhancement of the foundations needed for our future success. Upon approval of the overall corporate goals by our board of directors, departmental and individual goals are set by our executive leadership team focusing on contributions that facilitate the achievement of these corporate goals.

Near the end of each year, our executive leadership team evaluates company performance against the goals for that year. With respect to company performance, the executive leadership team conducts a qualitative and quantitative assessment of the company’s overall performance against goals and determines performance on the following rating scale:

Please refer to “Components of Our Compensation Program and Relationship to Performance – Cash Compensation” above for a description of how each of these levels is defined.

This assessment by our executive leadership team is then presented to the Compensation Committee for its review. The Compensation Committee has the discretion to determine that company performance against goals was achieved at a level other than the one recommended by our executive leadership team. The Compensation Committee may review, and historically has reviewed, its assessment with our board of directors, although it is not required to do so.

In addition to evaluating company performance, we evaluate the individual contributions of each citizen-owner for the year. Each citizen-owner performs a written self-assessment of performance against individual goals periodically throughout the year and reviews the assessment with their manager. At the end of the year, each citizen-owner performs a year-end written self-assessment, which is submitted to their manager for that manager’s written assessment of the overall performance of their direct report. In addition, each citizen-owner’s manager solicits input from others within and/or outside of our company, in what is commonly referred to as a “360 review process.” In the case of Ms. Perkins, the Chair of our Compensation Committee solicits and organizes feedback from our board of directors and our human resources function solicits and organizes feedback from company management. Based on this input, the manager then provides a written performance assessment representing the manager’s assessment of the citizen-owner’s individual performance and future potential. In the case of Ms. Perkins, the Chair of our Compensation Committee meets with her to summarize her annual performance assessment and to provide development feedback.

Ms. Perkins prepares written performance reviews of her direct reports, including Drs. Bloch and Agresta, and discusses these reviews with the Compensation Committee each based on:

•	the applicable officer’s self-assessment;

•

feedback received during the 360-review process from members of our executive leadership team, representative direct reports of the officer, and other individuals within and outside of our company from whom feedback is deemed relevant in order to make a meaningful assessment of the applicable officer’s performance and areas for future development; and

•	the applicable manager’s personal assessment.

Ms. Perkins discusses her contributions with the Chair of our Compensation Committee, along with sharing a summary of annual company performance. Additional assessments of her individual performance are obtained through feedback received from our board of directors and members of our executive leadership team and other citizen-owners with whom Ms. Perkins regularly interacts. On the basis of this feedback, the Compensation Committee conducts an evaluation of Ms. Perkins’ individual performance and future potential:

•	based on our company’s performance against its goals;

•	in providing leadership of our company in the pursuit of these goals;

•	in providing mentorship to her direct reports; and

•	based on progress against her personal and professional development goals.

Defining and Comparing Compensation to Market Benchmarks

During 2018, our Compensation Committee engaged Radford for assistance in conducting a competitive compensation assessment for our executive officers. In evaluating the total compensation of our executive officers, our Compensation Committee established a peer group of 17 publicly traded, national and regional companies in the biopharmaceutical and biotechnology industries, referred to as our 2018 peer group, that was selected based on a balance of the following criteria:

•	companies whose market capitalization, number of employees, maturity of product development pipeline and area of therapeutic focus are similar to ours;

•	companies against which we believe we compete for talent; and

•	companies based in the United States whose compensation and financial data are available in proxy statements or other public documents.

Based on these criteria, our 2018 peer group was composed of the following companies:

Aduro Biotech Inc. Agenus Inc. Caladrius Biosciences, Inc. Calithera Biosciences, Inc. Celldex Therapeutics, Inc. ChemoCentryx, Inc.	CTI BioPharma Corp. Cytokinetics, Incorporated CytRX Corporation Five Prime Therapeutics, Inc. Immune Design Corp. Inovio Pharmaceuticals, Inc.	Merrimack Pharmaceuticals, Inc. NewLink Genetics Corporation Rigel Pharmaceuticals, Inc. Zafgen, Inc. Ziopharm Oncology, Inc.

The peer group for our named executive officers is approved by the Compensation Committee annually, and the following companies that had been included in our peer group in 2017 were removed from our 2018 peer group based on the Compensation Committee’s assessment that such removed company’s profile ceased to meet the criteria we consider when selecting our peer group: Arena Pharmaceuticals, Inc., Dicerna Pharmaceuticals, Inc., ImmunoGen, Inc., Mirati Therapeutics, Inc., OncoMed Pharmaceuticals, Inc., Regulus Therapeutics Inc., Sunesis Pharmaceuticals, Inc., Verastem, Inc., and XOMA Corporation. In addition, the following companies were added to the 2018 peer group: Aduro Biotech Inc., Caladrius Biosciences, Inc., Cytokinetics, Incorporated, Five Prime Therapeutics, Inc., Immune Design Corp., Inovio Pharmaceuticals, Inc., Merrimack Pharmaceuticals, Inc., and Ziopharm Oncology, Inc.

We believe that the compensation practices of our 2018 peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers. Notwithstanding the similarities of the 2018 Peer Group to Infinity, due to the nature of our business, we compete for executive talent with many companies that are larger and better established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require that we vary from our historic compensation practices or deviate from our general compensation philosophy under certain circumstances.

2018 Executive Compensation Decisions

Contingent Cash Compensation Awards

In 2018, our Compensation Committee determined that awards to our named executive officers under our contingent cash compensation program would be based entirely on our company performance rating of 110 points, except that the Compensation Committee determined the contingent cash awards for Ms. Perkins and Dr. Bloch using a company performance rating of 100 points based on the perspective that the achievement of company goals in 2018 is not presently reflected in the Company’s stock price. Accordingly, contingent cash compensation awards for our named executive officers for 2018 were:

Named Executive Officers	2018 Contingent Cash Award (% of Target)	2018 Contingent Cash Award (% of Salary)	2018 Contingent Cash Award ($)
Adelene Q. Perkins	100%	65%	$448,230
Lawrence E. Bloch, M.D., J.D.	100%	50%	236,900
Samuel Agresta, M.D., M.P.H.(1)	109%	36.1%	59,740

(1)	Dollar amount represents a pro-rated portion based on Dr. Agresta’s hire date in August 2018.

Equity Awards

In January 2019, following an analysis of our peer group assessment to determine market-competitive stock option award sizes and vesting schedules for our named executive officers and in light of the company having met or exceeded its goals for the year, the Compensation Committee approved a stock option grant to each of our named executive officers as set forth in the table below:

Stock Option Award (Shares)
Adelene Q. Perkins(1)	485,000
Lawrence E. Bloch, M.D., J.D.(1)	435,000
Samuel Agresta, M.D., M.P.H.(2).	62,596

(1)

242,000 shares of Ms. Perkins’ grant and 100,000 shares Dr. Bloch’s grant were granted contingent on approval of additional shares for the Company’s 2010 Stock Incentive Plan or approval of a new equity incentive plan in 2019.

(2)	Represents a pro-rated award based on Dr. Agresta’s hire date in August 2018.

Each of these options has a ten-year term, ratable monthly vesting over four years, and an exercise price equal to the closing price of a share of our common stock on the Nasdaq Global Select Market on the date of grant.

Determining and Setting Executive Compensation

For 2019, individual compensation decisions by our Compensation Committee will be driven primarily by an assessment of company and individual performance against predetermined goals related to the advancement of IPI-549 and the maintenance of required financial and human resources which is appropriate given the stage of development and strategic direction of our company. In determining compensation, we do not believe the application of financial metrics applicable for later stage companies is appropriate, nor do we believe that the failure to apply such formulaic standards creates a misalignment between incentives and creation of stockholder value. We believe the success of our product development programs will be a function of management being responsive to new data while balancing the achievement of short-term objectives with a focus on long-term success.

For 2019, the Compensation Committee will weight company and individual performance in assessing overall performance of each of our named executive officers as follows:

	Company Performance Weighting	Individual Performance Weighting
Chief Executive Officer	100%
President	90%	10%
Vice President and Senior Vice President	80%	20%

In addition to its assessments of company and individual performance, the Compensation Committee also considers the compensation of executives in similar roles in peer companies in setting base salary and target contingent compensation opportunity for our named executive officers.

Beginning in the 2019 performance assessment year, the Compensation Committee has approved a revised scale for evaluating performance against pre-determined Company goals. Following assessment of performance against each company goal, the Compensation Committee will determine an aggregate weighted assessment of overall company performance on the following scale:

	Partially Met Company Goals	Substantially Met Company Goals	Substantially Exceeded Company Goals	Far Exceeded Company Goals
Individual Company Goals Assessed and Weighted in Determining Overall Weighted Assessment of Company Performance

Establishment of 2019 Compensation

2019 Base Salary

In January 2019, the Compensation Committee approved base salary increases for each of our named executive officers, except Ms. Perkins, as set forth in the table below, in keeping with our compensation philosophy described above under the heading “Components of Our Compensation Program and Relationship to Performance—Cash Compensation.”

Named Executive Officers	2019 Base Salary	% Increase over 2018
Adelene Q. Perkins	$689,585	0.0%
Lawrence E. Bloch, M.D., J.D.(1)	488,014	3.0%
Samuel Agresta, M.D., M.P.H.(1)(2)	414,967	3.0%

(1)	Increase in base salary represents a cost of living adjustment.
(2)	Dr. Agresta’s base salary increase was pro-rated based on his hire date in August 2018.

2019 Contingent Cash Compensation Targets

Our Compensation Committee set target contingent cash compensation opportunities at the following levels for the 2019 performance year:

2019 Contingent Cash Compensation Targets	Multiple of Target Bonus for Partially Meeting Company Goals	Target Bonus for Substantially Meeting Company Goals (as a % of base salary)	Multiple of Target Bonus for Substantially Exceeding Company Goals	Multiple of Target Bonus for Far Exceeding Company Goals
Chief Executive Officer	0.7x	65%	1.25x	1.5x
President	0.7x	50%	1.25x	1.5x
Vice President/Senior Vice President	0.7x	40%	1.25x	1.5x

Accounting and Tax Considerations; Compliance with Internal Revenue Code 162(m)

While the Compensation Committee generally considers the financial accounting and tax implications to our company of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2018. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid in any taxable year to a company’s chief executive officer, chief financial officer, and other officers whose compensation is required to be reported to the company’s stockholders pursuant to the Exchange Act by reason of being among its three highest compensated officers (other than the chief executive officer and chief financial officer). For taxable years beginning on or before December 31, 2017, certain compensation, including compensation paid to our chief financial officer and qualified performance-based compensation, was not subject to the deduction limitations. Pursuant to the Tax Cuts and Jobs Act, signed into law on December 22, 2017, or Tax Act, subject to certain transition rules, for taxable years beginning after December 31, 2017, the deduction limitations under Section 162(m) are expanded to apply to compensation in excess of $1 million paid in any taxable year to our chief financial officer, and the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible, unless grandfathered under transition guidance. The Compensation Committee has and will continue to review on a periodic basis the effect of Section 162(m) and may use its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate, after taking into consideration changing business conditions and the performance of our employees.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total($)
	(b)	(c)	(d)		(e)	(f)	(g)	(i)	(j)
Adelene Q. Perkins, Chief Executive Officer(5)	2018	689,585	61,250	(6)	155,932	1,067,058	448,230	10,056	2,432,111
	2017	689,585	—		—	1,057,400	771,559	9,906	2,528,450
Lawrence E. Bloch, M.D., J.D., President	2018	473,535	—		84,476	170,810	236,900	9,216	974,937
	2017	460,000	—		—	847,775	508,924	9,066	1,825,765
Samuel Agresta, M.D., M.P.H., Chief Medical Officer(7)	2018	157,692	800,000		—	422,670	59,740	242	1,440,344

(1)

For 2018, the amounts in this column represent the value of 69,924 shares and 37,881 shares of Company common stock awarded to Ms. Perkins and Dr. Bloch, respectively, in 2018 as part of the 2017 contingent cash compensation program. No stock awards were made in 2017.

(2)

The amounts in this column reflect the aggregate grant date fair value of option awards granted during the applicable fiscal year. See the information in Note 3, “Stock-Based Compensation,” to our consolidated financial statements, included as part of our Annual Report on Form 10-K for the year ended December 31, 2018, for assumptions made in determining these values.

(3)

For 2018, the amounts in this column reflect amounts paid to each of our named executive officers under the contingent cash compensation program described in “Compensation Discussion and Analysis,” above. For 2017, the amounts in this column reflect the aggregate of payments of (a) $689,585 and $460,000 to Ms. Perkins and Dr. Bloch, respectively, under the time-based cash retention incentive program implemented in 2016 in replacement of our 2016 contingent cash compensation program following the restructuring of the company, and (b) $81,974 and $48,924 to Ms. Perkins and Dr. Bloch, respectively, representing the cash portion paid under our 2017 contingent cash compensation program as described in “Compensation Discussion and Analysis” section of our Form DEF 14A for the fiscal year 2017, filed with the U.S. Securities and Exchange Commission on April 25, 2018. Under the 2017 contingent cash compensation program, awards were paid primarily in shares of Company common stock, except for a portion that was paid in cash to satisfy the applicable named executive officer’s withholding tax obligation associated with the total contingent compensation award.

(4)

Amounts in this column represent the sum of (i) any life insurance premiums paid on behalf of the officer and (ii) the value of any shares of common stock contributed to the officer’s 401(k) account as a matching contribution.

(5)	Ms. Perkins received the amounts listed above for service as our Chief Executive Officer for 2018 and 2017, and received no compensation for service as a director for all years reported.
(6)

As described in the section entitled “Compensation Discussion and Analysis—2017 Executive Compensation Decisions” of our Form DEF 14A for the 2017 fiscal year, a stock option award was not granted to Ms. Perkins in May 2017 due to a limitation in the 2010 Plan on the number of awards that may be granted to each participant in the 2010 Plan during each calendar year. Instead, the Compensation Committee determined in May 2017 to grant to Ms. Perkins a stock option to purchase 500,000 shares of the company’s common stock, with the grant of such option approved by the Compensation Committee on January 8, 2018. Ms. Perkins earned an economic replacement cash payment on May 25, 2018 equal to 500,000 multiplied by $0.245, or the excess of the closing price of a share of common stock on January 8, 2018 ($1.985) over the closing price on May 25, 2017 ($1.74). The economic replacement payment is payable in two equal installments on May 25, 2018 and May 25, 2019, provided in each case that Ms. Perkins continues to be employed by the company on each such date. This amount represents the first such installment of the economic replacement payment.

(7)	Dr. Agresta began serving as our Chief Medical Officer in August 2018.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
	(b)	(c)		(e)	(f)
Adelene Q. Perkins	50,000	—		7.27	1/5/2019
	340,930	—		6.25	1/5/2020
	83,620	—		5.94	1/6/2021
	191,750	—		7.93	1/6/2022
	153,835	—		36.85	1/4/2023
	85,500	—		12.91	1/10/2024
	250,000	—		15.74	1/14/2025
	138,750	46,250	(1)	6.71	1/6/2026
	1,000,000	—		1.46	1/6/2027
	—	180,000	(2)	2.23	1/2/2028
	250,000	250,000	(3)	1.99	1/8/2028
Lawrence E. Bloch, M.D., J.D.	200,000	—		15.85	7/23/2022
	32,800	—		36.85	1/4/2023
	32,200	—		12.91	1/10/2024
	125,000	—		15.74	1/14/2025
	52,500	17,500	(1)	6.71	1/6/2026
	500,000	—		1.46	1/6/2027
	125,000	125,000	(3)	1.74	5/25/2027
	—	100,000	(2)	2.23	1/2/2028
Samuel Agresta, M.D., M.P.H,	—	300,000	(4)	1.80	08/6/2028

(1)	Vests in equal monthly installments on the last day of each month through December 31, 2019.
(2)	Vests in two equal annual installments on January 2, 2019 and January 2, 2020.
(3)	Vests in two equal annual installments on May 25, 2018 and May 25, 2019.
(4)	Vests in equal monthly installments on the last day of each month through August 31, 2022.

Narrative Disclosures

The narrative disclosures required under Item 402(o) of Regulation S-K, related to the Summary Compensation Table, and Item 402(q) of Regulation S-K, related to retirement benefits and plan providing for payment upon resignation or retirement, are contained within the footnotes to the Summary Compensation Table, above under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis,” and immediately below under “Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

Our named executive officers are entitled to certain benefits under the severance plan in the event their employment is terminated without cause or by way of resignation for good reason, as described above under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis—Components of our Compensation Program and Relationship to Performance—Severance Benefits.” The following table describes the potential payments and benefits to each of our named executive officers assuming a termination of employment without cause or by way of resignation for good reason on December 31, 2018. In addition to the amounts shown in the table below, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred.

Name and Principal Position	Salary ($)	Market Value of Awards Vesting on Termination ($)(1)	Healthcare Benefits ($)(2)	Other ($)(3)	Total ($)
Adelene Q. Perkins	689,585	—	24,286	10,000	723,871
Chief Executive Officer

Lawrence E. Bloch, M.D., J.D.	473,800	—	27,951	10,000	511,751
President

Samuel Agresta, M.D., M.P.H.	410,000	—	27,951	10,000	447,951
Chief Medical Officer

(1)

This amount is equal to (i) the number of options that would vest as a direct result of the employment termination multiplied by (ii) the excess of $1.18, which represents the fair market value of our common stock as of December 31, 2018, over the exercise price of the options.

(2)

Represents the cost of continued COBRA benefits for the executive officer and any qualified beneficiary. COBRA benefits are payable until 52 weeks following termination of employment if the named executive officer elects COBRA coverage, and only for so long as such coverage continues in force.

(3)	Represents the estimated cost of outplacement services for a period of six months.

CEO Pay Ratio

We are providing a reasonable estimate of the ratio of the annual total compensation of Adelene Q. Perkins, our Chief Executive Officer, to the total compensation of the median-paid citizen-owner other than Ms. Perkins, as described by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. The 2018 annual total compensation for Ms. Perkins was $2,432,111. The 2018 annual total compensation for the median-paid employee (other than Ms. Perkins) was $251,392. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median-paid employee is approximately ten-to-one.

CEO: Median Employee Pay Ratio Table

Annual Total Compensation (1) ($)
Median-Paid Citizen-Owner(2)	251,392
Adelene Q. Perkins, Chief Executive Officer(3)	2,432,111
Ratio	9.67:1

(1)

We calculated the annual total compensation of the representative median citizen-owner using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this proxy statement. The annual total compensation is rounded to the nearest thousand dollars.

(2)

As of December 31, 2018, we had 23 citizen-owners, including Ms. Perkins. We determined the median-paid citizen-owner by (a) calculating the annual total compensation for each of our citizen-owners as of December 31, 2018, excluding Ms. Perkins, using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this proxy statement; (b) ordering citizen-owners by their annual total compensation; and (c) selecting the median-paid citizen-owner where at least 50% of our citizen-owners earn a higher annual total compensation than that of the selected median-paid citizen-owner.

(3)	The annual total compensation of our Chief Executive Officer is found in Column (j) of the Summary Compensation Table on page 38.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2018:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,151,608	$5.36	1,449,200	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	8,151,608	$5.36	1,449,200

(1)

Consists of (i) 1,410,363 shares of our common stock available for future issuance under our 2010 Plan and (ii) 38,837 shares of our common stock available for future issuance under our employee stock purchase plan.

PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, a resolution on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. We are asking our stockholders to provide an advisory vote on the compensation of our named executive officers for the year ended December 31, 2018, as such compensation is described in the section entitled “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 26.

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Our program rewards strong performance and provides near-term and long-term incentives that are aligned with stockholder value creation. Awards under our contingent cash compensation program are formulaically tied to the achievement of corporate goals, and we use stock options as a compensation vehicle in order to preserve our cash resources and link compensation with stockholder return. Our board believes that this link between compensation and the achievement of both annual and long-term objectives has helped drive our performance over time and does not encourage excessive risk-taking by our executive leadership team. In addition, consistent with our culture of citizen-ownership, each element of our compensation program is broadly available across our company, and our executive officers do not receive any material perquisites or other personal benefits.

In 2017, our stockholders voted in support of our proposal to hold an advisory vote on the compensation of our named executive officers each year. Accordingly, the next opportunity to vote on this matter will be during our 2020 annual meeting of stockholders. As such, our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the stockholders of Infinity Pharmaceuticals, Inc. (“Infinity”) approve, on an advisory (non-binding) basis, the compensation paid to Infinity’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the related compensation tables, notes and narrative disclosure contained in this proxy statement.

As an advisory vote, this proposal is not binding on our company, our board, or our Compensation Committee. The outcome of this advisory vote does not overrule any decision by us or our board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or our board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or our board of directors (or any committee thereof). However, our Compensation Committee and board of directors value the opinions to be expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Our board of directors recommends that you vote “FOR” approval of the compensation paid to the company’s named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative disclosure set forth in this proxy statement.

PROPOSAL 3—APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

Why We Are Requesting Stockholder Approval of the 2019 Equity Incentive Plan

We are asking stockholders to approve the Infinity Pharmaceuticals, Inc. 2019 Equity Incentive Plan, which we refer to as the 2019 Equity Incentive Plan. Our Board of Directors believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. On March 12, 2019, upon the recommendation of the Compensation Committee, and subject to stockholder approval, the Board of Directors adopted the 2019 Equity Incentive Plan. The 2019 Equity Incentive Plan is intended to replace our 2010 Stock Incentive Plan as amended, which we refer to as the 2010 Plan, which is the Company’s only omnibus equity incentive plan and which will expire by its terms on May 25, 2020. Upon the expiration of the 2010 Plan, all then outstanding awards under the 2010 Plan will remain in effect, but no additional awards may be made under the 2010 Plan. If the stockholders approve the 2019 Equity Incentive Plan at the Annual Meeting, then we will not grant any new awards under the 2010 Plan after the Annual Meeting, however, awards outstanding under the 2010 Plan will remain in effect.

If stockholders approve the 2019 Equity Incentive Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2019 Equity Incentive Plan for up to the sum of (i) 5,800,000 shares of Common Stock and (ii) such additional number of shares of Common Stock (up to 9,561,971) as is equal to (x) the number of shares of Common Stock reserved for issuance under the 2010 Plan that remain available for grant under the 2010 Plan immediately prior to the date the 2019 Equity Incentive Plan is approved by the Company’s stockholders and (y) the number of shares of Common Stock subject to awards granted under the 2010 Plan and the Company’s 2000 Stock Incentive Plan, as amended (the 2000 Plan, and, together with the 2010 Plan, the Prior Plans), which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company pursuant to a contractual repurchase right. As of February 28, 2019, options to purchase 9,411,204 shares of Common Stock were outstanding under the Prior Plans with a weighted-average remaining term of 7.27 years and a weighted-average exercise price of $4.47 per share, no shares of Common Stock were subject to outstanding restricted stock awards or stock units granted under the Prior Plans, , and an additional 150,767 shares of Common Stock were reserved for future awards under the 2010 Plan (no future awards may be granted under the 2000 Plan). The 2019 Equity Incentive Plan provides that to the extent a share that is subject to an award granted under the 2010 Plan that counted as 1.35 shares against the 2010 Plan’s share reserve is made available for the award of future grants under the 2019 Equity Incentive Plan, the share reserve of the 2019 Equity Incentive Plan will be credited with 1.35 shares. Otherwise each share of Common Stock subject to an award under the 2010 Plan that becomes available for grant under the 2019 Equity Incentive Plan will increase the 2019 Equity Incentive Plan’s share reserve by one share. We expect that the proposed share pool under the 2019 Equity Incentive Plan will allow us to continue to grant equity awards at our historic rates for approximately two years.

The shares available for grant under the 2019 Equity Incentive Plan would facilitate our ability to continue to grant equity incentives which is vital to our ability to fully engage and attract and retain the highly skilled individuals required to support our anticipated growth in the extremely competitive labor markets in which we compete. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the 2019 Equity Incentive Plan is instrumental to our continued success.

In January 2019, the Compensation Committee granted the following stock options to the following executive officers, subject to stockholder approval of the adoption of the 2019 Equity Incentive Plan, as summarized under this Proposal 3, which we refer to as the Contingent Option Awards:

Name and Principal Position	Number of Shares
Adelene Perkins, Chief Executive Officer	242,000
Lawrence Bloch, M.D., J.D., President	100,000

The Contingent Option Awards were granted in connection with an annual review of executive compensation and are intended to create further incentive for Ms. Perkins and Dr. Bloch to increase stockholder value over time through stock price growth, thereby aligning their interests with those of our stockholders. The Contingent Option Awards have an exercise price equal to $1.24 per share, the fair market value of our Common Stock on the date of grant, and will vest as to 1/48th of the shared on January 31, 2019 and as to 1/48th of the shares at the end of each calendar month thereafter until all of such shares underlying such award shall become exercisable, subject to continued service, provided that the Contingent Option Awards will automatically terminate and be forfeited if the stockholders do not approve the 2019 Equity Incentive Plan within 12 months of the grant date of the options, and further provided that the options will not be exercisable and no Common Stock will be issuable thereunder before the approval of the 2019 Equity Incentive Plan.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2019 Equity Incentive Plan is not approved, we will not be able to make long-term equity incentive awards under a stockholder-approved equity incentive plan after the expiration of the 2010 Plan on May 25, 2020. Therefore, we consider approval of the 2019 Equity Incentive Plan vital to our future success.

Accordingly, our Board of Directors believes adoption of the 2019 Equity Incentive Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2019 Equity Incentive Plan.

Highlights of the 2019 Equity Incentive Plan

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No liberal share recycling. The 2019 Equity Incentive Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a stock appreciation right, or SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

•	Fungible Share Pool. Full value awards count against the share limits under the 2019 Equity Incentive Plan as 1.35 shares for each share of Common Stock subject to the award.

•	No Repricing of Awards. The 2019 Equity Incentive Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

•	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying Common Stock on the date of grant.

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No Reload Options or SARs. No options or SARs granted under the 2019 Equity Incentive Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

•	No Dividend Equivalents on Options or SARs. No options or SARs granted under the 2019 Equity Incentive Plan may provide for the payment or accrual of dividend equivalents.

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Dividends & Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Including Performance Awards Not Paid Until Award Vests. Any dividends or dividend equivalents paid with respect to restricted stock, restricted stock units or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award including performance awards with respect to which it is paid.

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Material Amendments Require Stockholder Approval. Stockholder approval is required prior to an amendment to the 2019 Equity Incentive Plan that would (i) materially increase the number of shares authorized, (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

•	Administered by an Independent Committee. The 2019 Equity Incentive Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

Information Regarding Overhang and Dilution

In developing our share request for the 2019 Equity Incentive Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of February 28, 2019, there were 9,411,204 shares underlying all equity awards outstanding, 150,767 shares available for future award, and the basic weighted average number of common shares outstanding for the period ended February 28, 2019 was 56,925,528. Accordingly, our overhang at February 28, 2019 was 14.38%. If the 5,800,000 additional shares proposed to be authorized for grant under the 2019 Equity Incentive Plan are included in the calculation, our overhang on February 28, 2019 would have been 21.25%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2018, 2017 and 2016 calendar years as well as an average over those years.

Calendar Year	Awards Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Burn Rate(1)
2018	1,649,750	55,411,370	2.98%
2017	5,082,984	50,560,195	10.05%
2016	2,745,156	49,608,234	5.53%
Three-Year Average	3,159,297	51,859,933	6.19%

(1)	We defined “gross burn rate” as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Description of the 2019 Equity Incentive Plan

The following is a brief summary of the 2019 Equity Incentive Plan, a copy of which is attached as Exhibit A to this proxy statement. References to our Board of Directors in this summary shall include the Compensation Committee or any similar committee appointed by our Board of Directors to administer the 2019 Equity Incentive Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The 2019 Equity Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.

Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2019 Equity Incentive Plan (any or all of which awards may be in the form of incentive stock options) for up to the sum of 5,800,000 shares of our Common Stock plus such additional number of shares of our Common Stock (up to 9,561,971 shares) as is equal to (x) the number of shares of the Company’s Common

Stock reserved for issuance under the 2010 Plan that remain available for grant under the 2010 Plan immediately prior to the date that the 2019 Equity Incentive Plan is approved by the Company’s stockholders and (y) the number of shares of Common Stock subject to awards granted under the Prior Plans, which awards expire, terminate or are otherwise surrendered, cancelled or forfeited or repurchased by the Company pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code). The 2019 Equity Incentive Plan provides that to the extent a share that is subject to an award granted under the 2010 Plan that counted as 1.35 shares against the 2010 Plan’s share reserve is made available for the award of future grants under the 2019 Equity Incentive Plan, the share reserve of the 2019 Equity Incentive Plan will be credited with 1.35 shares. Otherwise, each share of Common Stock subject to an award under the 2010 Plan that becomes available for grant under the 2019 Equity Incentive Plan will increase the 2019 Equity Incentive Plan’s share reserve by one share.

The 2019 Equity Incentive Plan uses a “fungible share” concept under which each share of the Company’s Common Stock subject to awards granted as options and SARs cause one share of the Company’s Common Stock per share under the award to be removed from the available share pool, while each share of the Company’s Common Stock subject to awards granted as restricted stock, restricted stock units, or other stock-based awards where the per share purchase price for the award is less than 100% of the fair market value of our the Company’s Common Stock on the date of grant of the award will cause 1.35 shares of the Company’s Common Stock per share under the award to be removed from the available share pool. Shares of the Company’s Common Stock covered by awards under the 2019 Equity Incentive Plan that are returned to the 2019 Equity Incentive Plan as described in the following paragraph and become available for issuance pursuant to a new award will be credited back to the pool at the same rates described above.

The maximum number of shares with respect to which awards may be granted to any participant under the 2019 Equity Incentive Plan in the form of options or stock appreciation rights may not exceed 1,000,000 shares per calendar year. The maximum number of shares with respect to which awards may be granted to any participant under the 2019 Equity Incentive Plan in the form of restricted stock, restricted stock units or other stock-based awards may not exceed 1,000,000 per calendar year.

For purposes of counting the number of shares available for the grant of awards under the 2019 Equity Incentive Plan and the sublimits of the 2019 Equity Incentive Plan, all shares of Common Stock covered by SARs will be counted against the number of shares available for the grant of awards and against the sublimits under the 2019 Equity Incentive Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2019 Equity Incentive Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our Common Stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2019 Equity Incentive Plan.

Shares covered by awards under the 2019 Equity Incentive Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the 2019 Equity Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares counted against the shares available for the grant of awards under, and against the sublimits under, the 2019 Equity Incentive Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of Common Stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of Common Stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2019 Equity Incentive Plan. Shares purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board of Directors may grant awards under the 2019 Equity Incentive Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board of Directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2019 Equity Incentive Plan. Any such substitute awards shall not count against the overall share limits or the sublimits of the 2019 Equity Incentive Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our Common Stock on the date of grant. If our Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our Common Stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2019 Equity Incentive Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2019 Equity Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of shares of Common Stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our Common Stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board of Directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2019 Equity Incentive Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2019 Equity Incentive Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our Common Stock, or cash (or a combination of shares of our Common Stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our Common Stock over the measurement price. The 2019 Equity Incentive Plan provides that the measurement price of an SAR may not be less than the fair market value of our Common Stock on the date the SAR is granted (provided, however, that if our Board of Directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2019 Equity Incentive Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2019 Equity Incentive Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2019 Equity Incentive Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2019 Equity Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2019 Equity Incentive Plan) and grant in substitution therefor new awards under the 2019 Equity Incentive Plan (other than certain substitute awards issued in connection with an acquisition by us, as described above) covering the same or a different number of shares of our Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our Common Stock, or (4) take any other action under the 2019 Equity Incentive Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our Common Stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock units, or RSUs, entitle the recipient to receive shares of our Common Stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board of Directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our Common Stock. Any such dividend equivalents may be settled in cash and/or shares of our Common Stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the 2019 Equity Incentive Plan, our Board of Directors may grant other awards of shares of our Common Stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our Common Stock or other property, having such terms and conditions as our Board of Directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2019 Equity Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our Common Stock or in cash, as our Board of Directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents will be credited to an account for the participant, may be settled in cash and/or shares of our Common Stock as provided in the award agreement, and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are paid.

Cash Awards. Under the 2019 Equity Incentive Plan, the Board of Directors has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions. Our Board of Directors may specify that the degree of granting, vesting and/or payout of any award is subject to the achievement of one or more of the following performance measures established by the Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board of Directors): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, (ix) improvement of financial ratings, (x) achievement of balance sheet or income statement objectives, (xi) total stockholder return; and/or (xii) any other measure selected by the Board. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs; and/or (vi) any other factors that the Board may determine. Such performance measures: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (iii) may cover such period as may be specified by the Board of Directors. The Board of Directors shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board of Directors may adjust the cash or number of shares payable pursuant to a performance award, and the Board of Directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the Company.

Awards to Non-Employee Directors

Initial Grant. Upon the commencement of service on the Board of Directors, each non-employee director will automatically be granted an option to purchase 60,000 shares of Common Stock.

Annual Grant. On the date of each annual meeting of stockholders of the Company, each non-employee director who is both serving as a member of the Board of Directors immediately prior to and immediately following such annual meeting will automatically be granted an option to purchase 30,000 shares of Common Stock; provided, however, that a director will not be eligible to receive an annual option grant unless such director served on the Board of Directors on the last day of the immediately preceding calendar year.

Additional Grants. Upon commencement of service in the following positions by any non-employee director, and each anniversary thereafter that such individual continues to serve in such position, the director will automatically be granted an additional option to purchase the number of shares of Common stock indicated below:

•	If the individual serves as Chair of the Board of Directors, an additional option to purchase 12,000 shares of Common Stock;

•	If the individual serves as lead outside director of the Board of Directors and is not also chair of the Board of Directors, an additional option to purchase 10,000 shares of Common Stock.

The foregoing numbers of shares of Common Stock subject to each of the initial grants, annual grants, and additional grants are subject to adjustment in the event of stock splits, stock dividends or similar events.

Terms of Director Options. Options granted to non-employee directors under the 2019 Equity Incentive Plan shall (i) have an exercise price equal to the fair market value of the Common Stock on the date of grant of the option, (ii) vest in equal quarterly installments (with respect to one-eighth (1/8th) of the shares subject to the option grant in the case of initial grants and with respect to one-fourth (1/4th) of the shares subject to the option grant in the case of annual grants and additional grants), in each case on the last day of each calendar quarter. No additional vesting shall take place after the individual ceases to serve as a director, provided that the initial grants, annual grants, and additional grants will immediately vest in the case of the death or disability of the director or a change in control of the Company. Each such option will expire on the earlier of 10 years from the date of grant and one year following cessation of service on the Board and will contain such other terms and conditions as the Board shall determine.

Notwithstanding the foregoing, the Board of Directors retains specific authority to increase or decrease from time to time the number of shares of Common Stock subject to the options granted to non-employee directors under the 2019 Equity Incentive Plan and further retains the specific authority to grant other Awards in addition to, or in lieu of, some or all of the options described above.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2019 Equity Incentive Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the Common Stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an award granted under the 2019 Equity Incentive Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2019 Equity Incentive Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Plan Benefits

As of February 28, 2019, approximately 31 persons were eligible to receive awards under the 2019 Equity Incentive Plan, including the Company’s five executive officers, twenty additional employees, and six non-employee directors. In January 2019, the compensation committee granted the Contingent Options Awards with respect to 242,000 shares to Ms. Perkins and with respect to 100,000 shares to Dr. Bloch, in each case subject to stockholder approval of the adoption of the 2019 Equity Incentive Plan as summarized in this Proposal 3. Other than the Contingent Option Awards, the granting of awards under the 2019 Equity Incentive Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On February 28, 2019 the last reported sale price of the Company Common Stock on the Nasdaq was $1.57 per share.

Administration

The 2019 Equity Incentive Plan will be administered by our Board of Directors. Our Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2019 Equity Incentive Plan that it deems advisable and to construe and interpret the provisions of the 2019 Equity Incentive Plan and any award agreements entered into under the 2019 Equity Incentive Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2019 Equity Incentive Plan or any award. All actions and decisions by our Board of Directors with respect to the 2019 Equity Incentive Plan and any awards made under the 2019 Equity Incentive Plan will be made in our Board of Directors’ discretion and will be final and binding on all persons having or claiming any interest in the 2019 Equity Incentive Plan or in any award.

Pursuant to the terms of the 2019 Equity Incentive Plan, our Board of Directors may delegate any or all of its powers under the 2019 Equity Incentive Plan to one or more committees or subcommittees of our Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2019 Equity Incentive Plan, including the granting of awards to executive officers. Awards granted to non-employee directors must be granted and administered by a committee of the Board of Directors, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq rules.

Subject to any applicable limitations contained in the 2019 Equity Incentive Plan, the Board of Directors, the Compensation Committee, or any other committee or officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of Common Stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Each award under the 2019 Equity Incentive Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our Common Stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the 2019 Equity Incentive Plan, (ii) the share counting rules set forth in the 2019 Equity Incentive Plan, (iii) the sublimits contained in the 2019 Equity Incentive Plan, (iv) the number and class of securities and exercise price per share of each outstanding option, (v) the share- and per-share provisions and the measurement price of each outstanding SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vii) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2019 Equity Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board of Directors’ approval) arising out of any act or omission to act concerning the 2019 Equity Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards. Except as otherwise provided under the 2019 Equity Incentive Plan with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2019 Equity Incentive Plan or the change is otherwise permitted under the terms of the 2019 Equity Incentive Plan in connection with a change in capitalization or reorganization event.

Reorganization Events & Change in Control Events

The 2019 Equity Incentive Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2019 Equity Incentive Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the 2019 Equity Incentive Plan, if a reorganization event occurs, our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (1) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (2) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (3) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (4) in the event of a reorganization event under the terms of which holders of our Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our Common Stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (5) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (6) any combination of the foregoing. Our Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

The 2019 Equity Incentive Plan also contains provisions addressing the consequences of any Change in Control Event, which is generally defined as (a) the acquisition of beneficial ownership of our capital stock if, after such acquisition, the acquirer owns 50% or more of the then-outstanding shares of our Common Stock or 50% or more of the combined voting power of our then-outstanding securities entitled to vote generally in the election of our directors, subject to certain limitations, (b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange or a sale or other disposition of all or substantially all of our assets, subject to certain limitations, (c) such time as our continuing directors (as defined under the 2019 Equity Incentive Plan) cease to constitute a majority of our board (or, if applicable, the board of directors of our successor corporation) or (d) our liquidation or dissolution. Upon the occurrence of a Change in Control Event, unless otherwise provided in an award or other agreement between the Company and the participant, each award will become immediately vested in full, and free from all conditions or restrictions.

Provisions for Foreign Participants

The Board of Directors may establish one or more sub-plans under the 2019 Equity Incentive Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the 2019 Equity Incentive Plan containing any limitations on the Board of Director’s discretion under the 2019 Equity Incentive Plan and any additional terms and conditions not otherwise inconsistent with the 2019 Equity Incentive Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the 2019 Equity Incentive Plan, but each supplement will only apply to participants within the affected jurisdiction.

Amendment or Termination

If we receive stockholder approval of the 2019 Equity Incentive Plan, no award may be granted under the 2019 Equity Incentive Plan after June 13, 2029, but awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the 2019 Equity Incentive Plan or any portion of the 2019 Equity Incentive Plan at any time, except that no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our Common Stock is not then listed on any national securities exchange), no amendment of the 2019 Equity Incentive Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2019 Equity Incentive Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2019 Equity Incentive Plan at the time the amendment is adopted, provided that our Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2019 Equity Incentive Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2019 Equity Incentive Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our Common Stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the adoption of the 2019 Equity Incentive Plan, the 2019 Equity Incentive Plan will not go into effect, and the Company will not grant any awards under the 2019 Equity Incentive Plan. In this event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2019 Equity Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2019 Equity Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Our board of directors recommends that you vote “FOR” the approval of our 2019 Equity Incentive Plan.

PROPOSAL 4—APPROVAL OF AMENDMENT TO 2013 EMPLOYEE STOCK PURCHASE PLAN

Our 2013 Employee Stock Purchase Plan, or ESPP, was approved by our board of directors on March 6, 2013 and approved by our stockholders on June 11, 2013. On June 11, 2013 our board of directors adopted Amendment No. 1 to the ESPP to allow participants to increase the rate of his or her payroll deductions during an offering period. On March 19, 2015 our board of directors adopted, and shareholders subsequently approved, Amendment No. 2 to our ESPP increasing the number of shares of our common stock available for issuance under the ESPP by an additional 150,000 shares to 400,000 shares. On March 12, 2019 our board of directors adopted, subject to stockholder approval, Amendment No. 3 to our ESPP that would increase the number of shares of our common stock that may be issued under the ESPP by an additional 200,000 shares. A copy of the ESPP, as amended, and the proposed Amendment No. 3 are attached to this proxy statement as Exhibit B.

The ESPP is intended to benefit our company and our stockholders by attracting, retaining and motivating talented citizen-owners, which we believe to be critical for the success of our company. We believe that the ability to participate in our ESPP is an attractive feature for current and potential citizen-owners by affording them the opportunity to share in the growth and success of our company. Following an analysis of our current operating plans, our Compensation Committee determined that the number of shares currently available to us for issuance under ESPP will be insufficient to satisfy our future needs and recommended to our board of directors the adoption of Amendment No. 3.

Accordingly, our board of directors believes approval of Amendment No. 3 to our ESPP is in the best interests of our company and our stockholders and recommends a vote “FOR” the approval of Amendment No. 3 to our ESPP.

Description of the ESPP

The following is a brief summary of the ESPP, as amended. The following description is only a summary of the material terms of the ESPP, and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement as Exhibit B.

Eligibility

All employees of the company and any subsidiary of the company designated by our board of directors or compensation committee are eligible to participate provided that they are customarily employed for more than 30 hours a week, and they are employees on the first day of the offering period. In addition, no employee can be granted an option under the ESPP that would result in the employee owning common stock and/or options to purchase common stock representing 5% or more of the total combined voting power or value of all classes of our outstanding capital stock. As of April 10, 2019, 25 employees were eligible to participate in the ESPP, including our named executive officers. No employees from our Designated Subsidiaries (as defined in the ESPP) are eligible to participate in the ESPP.

Plan Operation

The ESPP permits eligible employees to purchase shares of our common stock at a discount through accumulated payroll deductions. Eligible employees may elect to participate by completing a subscription agreement, timely filing it with our payroll office and authorizing after-tax payroll deductions from their pay. Participants can elect to contribute up to 10% of their compensation (as defined in the ESPP) received on each pay day during the offering period. The ESPP will be implemented by consecutive, overlapping 24-month offering periods, each consisting of four six-month purchase periods. On the first day of each offering period, which shall be the first day on which national stock exchanges and the Nasdaq System are open for trading on or after June 15 and December 15 of each year and which we refer to as the enrollment date, each employee who is enrolled in the ESPP will automatically receive an option to purchase up to a whole number of shares of our common stock, which we refer to as the option shares, determined by dividing $50,000 by the fair market value of a share of common stock on the enrollment date. However, no eligible employee may be granted an option under the ESPP to the extent that the employee’s rights to purchase shares under the ESPP accrue at a rate that exceeds $25,000 in fair market value (based on the value of the stock on the enrollment date) of common stock in any given calendar year in which such option is outstanding at any time. The option will become exercisable as to 25% of the option shares on the last day of each purchase period. Unless a participant withdraws from the ESPP, the option will be exercised automatically on the last day of each purchase period, which we refer to as the exercise date, as to the largest whole number of shares that are exercisable and can be purchased with the deductions accumulated as of the last day of the purchase period. An option shall expire on the last day of the applicable offering period. The initial offering period under the ESPP began on July 1, 2013. The ESPP was suspended in July 2016 but was then reauthorized by the board in June 2017, with an initial offering period that began on June 15, 2017. The purchase price of each of the shares purchased in a given purchase period will be 85% of the closing price of a share of our common stock on the enrollment date or the exercise date, whichever is lower. If the total number of shares of common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance, on a pro-rata basis.

To the extent permitted by any applicable laws, regulations, or rules of the established stock exchange, national market system, or over-the-counter market on which the common stock trades, if the fair market value of the common stock on the enrollment date of the next offering period is lower than the fair market value of the common stock on the enrollment date of any current offering period, then all participants in such current offering period shall be automatically withdrawn from such offering period immediately after the exercise of their option on the exercise date and shall be automatically re-enrolled in the next offering period as of the first day thereof.

All payroll deductions received or held by the company under the ESPP may be used by us for any corporate purpose, and we will not be obligated to segregate such payroll deductions. No interest will accrue on the payroll deductions, and an employee participating in the ESPP may not make any additional payments into the account. Employees may purchase common stock under the ESPP only through payroll deductions. A participant’s payroll deduction elections remain in effect for successive offering periods unless decreased or terminated by the participant. A participant may increase or decrease the rate of his or her payroll deductions during an offering period by filing a new agreement with our payroll office authorizing a change in payroll deduction rate although our board of directors may, in its discretion, limit the number of participation rate changes during any offering period. In addition, a participant may elect to discontinue his or her payroll deductions during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the purchase period in which the funds were deducted.

A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the ESPP at any time by giving written notice to us. All of the participant’s payroll deductions credited to his or her account will be paid to the participant promptly after receipt of notice and withdrawal and such participant’s option for the offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such offering period. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the succeeding offering period unless the participant delivers a new subscription agreement. A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods or in any other similar plan which the company may adopt. If a participant ceases to be an employee for any reason, he or she shall be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to his or her account during the offering period but not yet used to exercise the option will be returned to such participant. If, prior to the last day of the offering period, the designated subsidiary by which the citizen-owner is employed ceases to be a subsidiary of the company, or if the employee is transferred to a subsidiary that is not a designated subsidiary, the employee shall be deemed to have terminated employment for purposes of the ESPP.

We are required to make equitable adjustments to the number and class of securities available under the ESPP, the share limitations under the ESPP and the purchase price for an offering period under the ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other Reorganization Event (as defined in the ESPP), our board of directors may take any one or more of the following actions as to outstanding options under the ESPP on such terms as our board determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, change the last day of the offering period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the Reorganization Event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Administration

The ESPP shall be administered by our board of directors or a committee of members of our board. Our board of directors has authority to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP, and its interpretation and decisions with regard thereto shall be final and conclusive.

The board of directors has the ability to change the duration of offering periods and purchase periods (including the commencement dates thereof) with respect to future offerings without stockholder approval. Our board of directors may terminate or amend the ESPP at any time and for any reason. No such termination can affect options previously granted, except that an offering period may be terminated by our board on any exercise date if our board determines that the termination of the ESPP is in the best interests of the company and its stockholders. Upon termination of the ESPP all amounts in the accounts of participants shall be promptly refunded. We are required to obtain stockholder approval of any amendment to the ESPP in the manner and to the degree required by Section 423 of the Code.

Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, our board shall be entitled to change the offering periods and purchase periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures as our board determines in its sole discretion advisable which are consistent with the ESPP.

To comply with the laws of a foreign jurisdiction, we may grant options to employees who are citizens or residents of foreign jurisdictions with terms that are less favorable (but not more favorable) than the terms of options granted under the ESPP to employees who are resident in the United States. We may exclude employees who are citizens or residents of a foreign jurisdiction from eligibility under the ESPP if the grant of an option under the ESPP to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code. Our board of directors may from time to time establish one or more sub-plans under the ESPP with respect to one or more designated subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

New Plan Benefits. Participation in the ESPP is discretionary. The benefits received by any individual under the plan are dependent upon the individual’s decision to participate in the ESPP, the amount that the individual decides to contribute to the ESPP and the fair market value of the Company’s common stock on the Exercise Date. As a result, it is not possible to determine the benefits that will be received under the ESPP by the Company’s executive officers, employee directors and other employees. Non-employee directors are not eligible to participate in the ESPP.

The table below sets forth information with regard to the actual participation in the ESPP (without taking into consideration the amendment) by the individuals and groups listed below during the Company’s fiscal year ended December 31, 2018:

Name and Principal Position	Dollar Value ($)(1)	Total Number of Shares Purchased
Adelene Q. Perkins	21,415	14,618
Chief Executive Officer
Lawrence E. Bloch, M.D., J.D.	21,415	14,618
President
Samuel Agresta, M.D., M.P.H.	—	—
Chief Medical Officer
All current executive officers as a group (5 persons)	46,873	32,077
All current directors, not including executive officers, as a group (6 persons)	—	—
All other eligible employees, including all current officers who are not executive officers, as a group (16 persons)	59,621	41,745

(1)	Based on the number of shares purchased multiplied by the closing price of the Company’s common stock on The Nasdaq Global Select Market on the applicable Exercise Date.

The closing price of our common stock as of April 10, 2019 was $1.75.

From the date the ESPP was adopted through December 31, 2018, the Company has issued the following number of shares of common stock to the individuals and groups listed below under the plan: Adelene Q. Perkins, Chief Executive Officer and Chair of the Board, 27,811 shares; Lawrence E. Bloch, President,

24,792 shares; Samuel Agresta, Chief Medical Officer, no shares; all current executive officers as a group, 61,373 shares; all current directors, not including executive officers, as a group, no shares; and all employees, including all current officers who are not executive officers, as a group, 299,790 shares.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the ESPP complies with Section 423 of the Code. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of a purchase period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price), the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; or

•	the participant’s profit.

Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Although stockholder approval of the appointment of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved by our stockholders at the 2019 annual meeting, our Audit Committee will reconsider its appointment of Ernst & Young LLP.

Representatives of Ernst & Young LLP are expected to be present in person or via teleconference at the 2019 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Our board of directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year.

OTHER MATTERS

Our board of directors is not aware of any other matters that are likely to be brought before the 2019 annual meeting. If other matters are properly brought before the 2019 annual meeting, including a proposal to adjourn the meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

We hope that you will attend the annual meeting. Whether or not you plan to attend, we urge you to vote your shares over the Internet or by telephone, or complete, date, sign and return the enclosed proxy card in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

Exhibit A

INFINITY PHARMACEUTICALS, Inc.

2019 EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of this 2019 Equity and Incentive Plan (the “Plan”) of Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and cash and equity performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation

(a)        Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)        Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)        Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d)        Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.	Stock Available for Awards

(a)        Number of Shares; Share Counting.

(1)        Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:

(A)        5,800,000 shares of Common Stock; and

(B)        such additional number of shares of Common Stock (up to 9,561,971 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2010 Stock Incentive Plan, as amended (the “2010 Plan”) that remain available for grant under the 2010 Plan immediately prior to the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and (y) the number of shares of Common Stock subject to awards granted under the 2010 Plan and under the Company’s 2000 Stock Incentive Plan, as amended (the “2000 Plan”) which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations under the Code). For the avoidance of doubt, (i) to the extent a share that was subject to an award granted under the 2010 Plan that counted as one share is returned to the Plan pursuant to this Section 4(a)(1)(B), each applicable share reserve will be credited with one share and (ii) to the extent that a share that was subject to an award granted under the 2010 Plan that counted as 1.35 shares is returned to the Plan pursuant to this Section 4(a)(1)(B), each applicable share reserve will be credited with 1.35 shares.

Any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)        Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award (as defined below) shall be counted against the share limits specified in Sections 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.35 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any award of Restricted Stock, RSUs or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of the fair market value per share of Common Stock (valued in the manner determined or approved by the Board) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.35 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.35 shares.

(3)        Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimit contained in Section 4(b):

(A)        all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(b);

provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)        to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C)        if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(D)        shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E)        shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)        Per Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Options or SARs shall be 1,000,000 per calendar year. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Restricted Stock, RSUs, or Other Stock-Based Awards shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award.

(c)        Awards to Non-Employee Directors.

(1)        Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, such person shall automatically be granted a Nonstatutory Stock Option (as defined below) to purchase 60,000 shares of Common Stock (subject to (i) adjustment under Sections 4(c)(5), 4(c)(6) and 10 and (ii) the limitations set forth in Section 4(b)).

(2)        Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonstatutory Stock Option to purchase 30,000 shares of Common Stock (subject to (i) adjustment under Sections 4(c)(5), 4(c)(6) and 10 and (ii) the limitations set forth in Section 4(b)); provided, however, that a director shall not be eligible to receive an option grant under this Section 4(c)(2) unless such director served on the Board on the last day of the immediately preceding calendar year.

(3)        Additional Grants. Upon the commencement of service in the following positions by any individual who is not then an employee of the Company or any of its subsidiaries, and each anniversary thereafter that such individual is continuing to serve in such position, such person shall automatically be granted a Nonstatutory Stock Option to purchase the number of shares of Common Stock (subject to (i) adjustment under Sections 4(c)(5), 4(c)(6) and 10 and (ii) the limitations set forth in Section 4(b)) indicated below:

(A)        if the individual serves as chair of the Board, a Nonstatutory Stock Option to purchase 12,000 shares of Common Stock; and

(B)        if the individual serves as lead outside director of the Board and is not also chair of the Board, a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock.

(4)        Terms of Director Options. Options granted under this Section 4(c) shall (i) have an exercise price equal to the Grant Date Fair Market Value of the Common Stock (as defined below), (ii) vest in equal quarterly installments (with respect to one-eighth (1/8th) of the shares subject to the Option grant in the case of Initial Grants under Section 4(c)(1) and with respect to one-fourth (1/4th) of the shares subject to the option grant in the case of Annual Grants and Additional Grants under Sections 4(c)(2) and (3) respectively) on the last day of each calendar quarter provided that the individual is serving on the Board or in the positions listed in Section 4(c)(3), as applicable, on such date, provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Options granted under this Section 4(c) shall immediately vest in the case of death, disability or change in control, (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(5)        Board Discretion. The Board retains specific authority to increase or decrease from time to time the number of shares subject to the Options granted under this Section 4(c).

(6)        Non-Exclusive Grants. The Board retains the specific authority to grant other Awards in addition to or in lieu of some or all of the Options provided for in this Section 4(c).

(d)        Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options.

(a)        General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b)        Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Infinity Pharmaceuticals, Inc., any of Infinity Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)        Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)        if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; or

(2)        if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the-counter marketplace designated by the Board; or

(3)        if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d)        Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)        Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)        Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)        in cash or by check, payable to the order of the Company;

(2)        except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or

(ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)        to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)        to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5)        to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6)        by any combination of the above permitted forms of payment.

(g)        Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h)        No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i)        No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights

(a)        General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)        Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c)        Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)        Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)        Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(f)        No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g)        No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7.	Restricted Stock; RSUs

(a)        General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b)        Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)        Additional Provisions Relating to Restricted Stock.

(1)        Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2)        Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)        Additional Provisions Relating to RSUs.

(1)        Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2)        Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3)        Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as provided in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based and Cash-Based Awards

(a)        General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)        Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c)        Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents shall be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as provided in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9.	Performance Awards.

(a)        Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b)        Performance Measures. The Board may specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Board, which may be based on the relative or absolute attainment of any combination of the following, which may be determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP or other basis, as determined by the Board: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, (ix) improvement of financial ratings, (x) achievement of balance sheet or income statement objectives, (xi) total stockholder return; and/or (xii) any other measure selected by the Board. Such goals may reflect, as applicable, absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs; and/or (vi) any other factors that the Board may determine. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (iii) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c)        Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the Participant or a change in control of the Company.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a)        Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b) and the number of shares subject to Awards granted to non-employee directors pursuant to Section 4(c), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)        Reorganization Events.

(1)        Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)        Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)        In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)        Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)        For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)        Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c)        Change in Control Events.

(1)        “Change in Control Event” shall mean:

(A)        the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any entity pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

(B)        a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C)        the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D)        the liquidation or dissolution of the Company.

Notwithstanding the foregoing, no event shall constitute a Change in Control Event unless such event also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

(2)        Consequences of a Change in Control Event on Awards other than Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award other than Restricted Stock shall become immediately exercisable, realizable, or deliverable in full or restrictions applicable to such Awards shall lapse in full as of immediately prior to the Change in Control Event.

(3)        Consequences of a Change in Control on Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award of Restricted Stock shall become immediately free from all conditions and restrictions as of immediately prior to the Change in Control Event.

11.	General Provisions Applicable to Awards

(a)        Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)        Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)        Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d)        Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)        Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f)        Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)        Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a)        No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)        No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c)        Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)        Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (ii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(d) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)        Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)        Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g)        Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)        Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Approved by the Board of Directors – 12 March 2019

[Approved by the Stockholders                     ]

Exhibit B

AMENDMENT NO. 3 TO

2013 EMPLOYEE STOCK PURCHASE PLAN

OF

INFINITY PHARMACEUTICALS, INC.

The 2013 Employee Stock Purchase Plan (the “Plan”) of Infinity Pharmaceuticals, Inc. is hereby amended as follows:

1.        Section 12(a) of the Plan is hereby deleted and a new Section 12(a) is inserted in lieu thereof which shall read as follows:

“(a)        The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 600,000 shares, subject to adjustment as provided in Section 18(a) hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on March 12, 2019

[Approved by the Stockholders on                ]

INFINITY PHARMACEUTICALS, INC. C/O AMERICAN STOCK TRANSFER, 6201 15TH AVE. BROOKLYN, NY 11219

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of the Company recommends you vote FOR the following proposal(s):

1.	Election of Directors to serve for a one-year term expiring at the 2020 annual meeting of stockholders.	For	Against	Abstain

	a. David Beier, J.D.	☐	☐	☐

	b. Jeffrey Berkowitz, J.D.	☐	☐	☐

	c. Anthony B. Evnin, Ph.D.	☐	☐	☐

	d. Michael G. Kauffman, M.D., Ph.D.	☐	☐	☐

	e. Adelene Q. Perkins	☐	☐	☐

	f. Norman C. Selby	☐	☐	☐

	g. Michael C. Venuti, Ph.D.	☐	☐	☐

		For	Against	Abstain

2	To approve on an advisory basis the compensation of our named executive officers.	☐	☐	☐

3	To approve the 2019 Equity Incentive Plan and reserve 5,800,000 shares of common stock for issuance thereunder.	☐	☐	☐

4	To approve an amendment to the 2013 Employee Stock Purchase Plan to reserve an additional 200,000 shares of common stock for future issuance thereunder.	☐	☐	☐

5	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐

NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX] Date

784 Memorial Drive Cambridge, MA 02139 Tel: (617) 453-1000 Fax: (617) 453-1001 www.infi.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.infi.com/proxy.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

INFINITY PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 13, 2019

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Adelene Q. Perkins, Lawrence E. Bloch, and Seth A. Tasker, or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2019 Annual Meeting of Stockholders of Infinity Pharmaceuticals, Inc. and at any adjournments or postponements thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

UNLESS SUBMITTING A PROXY FOR THESE SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE